UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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PMC-Sierra, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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PMC-SIERRA, INC.

3975 Freedom Circle, Suite 300

Santa Clara, California 95054

(408) 239-8000

Notice of Annual Meeting of Stockholders

DATE AND TIME	April 29, 2009 at 9:00 a.m.

PLACE	Hilton Santa Clara 4949 Great America Parkway Santa Clara, California 95054

ITEMS OF BUSINESS

(1)    To elect directors to serve until the 2010 Annual Meeting of Stockholders of PMC-Sierra, Inc. (“PMC” or the “Company”). The nominees for the Board of Directors are Robert L. Bailey, Richard E. Belluzzo, James V. Diller, Sr., Michael R. Farese, Jonathan J. Judge, William H. Kurtz, Gregory S. Lang and Frank J. Marshall.

(2) To ratify the appointment of Deloitte & Touche LLP as PMC’s independent auditors.
(3) To vote on a proposal submitted by stockholders, if properly presented at the meeting.
(4) To consider such other business as may properly come before the 2009 Annual Meeting of Stockholders (the “Annual Meeting”).

RECORD DATE	You are entitled to vote if you were a stockholder at the close of business on March 2, 2009.

ANNUAL MEETING ADMISSION	All PMC stockholders are cordially invited to attend the Annual Meeting in person. The Annual Meeting will begin promptly at 9:00 a.m.

VOTING BY PROXY	Your vote is important. Whether or not you plan to attend the meeting, please vote as soon as possible. You may vote by mailing a completed proxy card, by telephone or over the Internet, except that stockholders who receive the proxy materials over the Internet will not receive a proxy card in the mail. For specific voting instructions, please refer to the instructions provided with your proxy card or the voting instructions you receive by e-mail and in this proxy statement.

/s/ Alinka Flaminia
Vice President, General Counsel, Corporate Secretary

This proxy statement and form of proxy are being distributed and made available on or about March 16, 2009.

PMC-SIERRA, INC.

3975 Freedom Circle, Suite 300

Santa Clara, California 95054

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

Notice of availability of this proxy statement, the accompanying proxy card and the Annual Report to Stockholders of PMC-Sierra, Inc. (“PMC”, the “Company” “us” or “we”) is being mailed to you on or about March 16, 2009. The Board of Directors (the “Board”) of PMC is soliciting your proxy to vote your shares at the 2009 Annual Meeting of Stockholders (the “Annual Meeting”). This proxy statement provides you with information on these matters to assist you in voting your shares.

Questions and Answers About the Proxy Materials and the Annual Meeting

Q:	Why am I receiving these materials?

A:	PMC’s Board is making these proxy materials available to you over the Internet or providing paper copies of these proxy materials to you by mail in connection with PMC’s Annual Meeting, which will take place on April 29, 2009. Stockholders are invited to attend the Annual Meeting and are requested to vote on the proposals described in this proxy statement.

Q:	What information is contained in these materials?

A:	The information included in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of directors and our most highly paid executive officers, and certain other required information. If you received a paper copy of these materials by mail, PMC’s Annual Report on Form 10-K for the fiscal year ended December 28, 2008, proxy card and return envelope are also enclosed.

Q:	Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the proxy materials?

A:	This year, we are pleased to be using the U.S. Securities and Exchange Commission (“SEC”) rule that allows companies to furnish their proxy materials over the Internet. As a result, we are mailing to many of our stockholders a notice about the Internet availability of the proxy materials instead of a paper copy of the proxy materials. All stockholders receiving the notice will have the ability to access the proxy materials over the Internet and request to receive a paper copy of the proxy materials by mail. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found in the notice. In addition, the notice contains instructions on how you may request to access proxy materials in printed form by mail or electronically on an ongoing basis.

Q:	Why didn’t I receive a notice in the mail about the Internet availability of the proxy materials?

A:	We are providing some of our stockholders, including stockholders who have previously requested to receive paper copies of the proxy materials and some of our stockholders who are living outside of the United States, with paper copies of the proxy materials instead of a notice about the Internet availability of the proxy materials.

In addition, we are providing notice of the availability of the proxy materials by e-mail to those stockholders who have previously elected electronic delivery of the proxy materials. Those stockholders should have received an e-mail containing a link to the website where those materials are available and a link to the proxy voting website.

Q:	How can I access the proxy materials over the Internet?

A:	Your notice about the Internet availability of the proxy materials, proxy card or voting instruction card will contain instructions on how to:

•	view our proxy materials for the Annual Meeting on the Internet; and

•	instruct us to send our future proxy materials to you electronically by e-mail.

Your notice of Internet availability of proxy materials, proxy card or voting instruction card will contain instructions on how you may request to access proxy materials electronically on an ongoing basis. Choosing to access your future proxy materials electronically will help us conserve natural resources and reduce the costs of printing and distributing our proxy materials. If you choose to access future proxy materials electronically, you will receive an e-mail with instructions containing a link to the website where those materials are available and a link to the proxy voting website. Your election to access proxy materials by e-mail will remain in effect until you terminate it.

Q:	How may I obtain a paper copy of the proxy materials?

A:	Stockholders receiving a notice about the Internet availability of the proxy materials will find instructions about how to obtain a paper copy of the proxy materials on their notice. Stockholders receiving notice of the availability of the proxy materials by e-mail will find instructions about how to obtain a paper copy of the proxy materials as part of that e-mail. Stockholders who do not receive a notice or an e-mail will receive a paper copy of the proxy materials by mail.

Q:	What proposals will be voted on at the Annual Meeting?

A:	There are three proposals scheduled to be voted on at the Annual Meeting:

•	the election of directors;

•	the ratification of the appointment of Deloitte & Touche LLP as PMC’s independent auditors; and

•	a proposal submitted by stockholders, if properly presented at the meeting.

Q:	What is the Board’s voting recommendation?

A:	PMC’s Board recommends that you vote your shares “FOR” each of the nominees to the Board, “FOR” the ratification of the appointment of Deloitte & Touche LLP as PMC’s independent auditors, and “AGAINST” the stockholder proposal.

Q:	Which of my shares can be voted?

A:	You can vote all shares you owned as of the close of business on March 2, 2009 (the “Record Date”). These shares include shares that are: (1) held directly in your name as the stockholder of record, and (2) held for you as the beneficial owner through a stockbroker, bank or other nominee.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:	Most stockholders of PMC hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Shares Directly Held—Stockholder of Record

If your shares are registered directly in your name with PMC’s transfer agent, American Stock Transfer & Trust Company, you are considered the stockholder of record of those shares. As the stockholder of record, you have the right to grant your voting proxy directly to PMC or to vote in person at the Annual Meeting.

Shares Indirectly Held—Beneficial Owner

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker or nominee who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker on how to vote and are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting. Your broker or nominee should provide you with a voting instruction card for you to use in directing the broker or nominee regarding how to vote your shares.

Q:	How can I vote my shares in person at the Annual Meeting?

A:	Shares held directly in your name as the stockholder of record may be voted in person at the Annual Meeting. If you choose to do so, proxy cards will be available at the meeting. Please bring proof of identification.

Even if you plan to attend the Annual Meeting, PMC recommends that you also submit your proxy as described below so that your vote will be counted if you later decide not to attend the Annual Meeting. Shares held in street name may be voted in person by you only if you obtain a signed proxy from the stockholder of record giving you the right to vote the shares.

Q:	How can I vote my shares without attending the Annual Meeting?

A:	Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct your vote without attending the Annual Meeting. You may vote by granting a proxy for those shares you hold directly as the stockholder of record or, for shares held in street name, by submitting voting instructions to your broker or nominee using the voting instruction card provided by your broker or nominee. You may also vote by telephone or over the Internet by following either the instructions included on your proxy card or the voting instructions you receive by e-mail. If you received a paper copy of these proxy materials and you choose to vote by telephone or over the Internet, do not complete and mail your proxy card.

Q:	Can I change my vote?

A:	You may change your proxy instructions at any time prior to the vote at the Annual Meeting. For shares held directly in your name, you may accomplish this by granting a new proxy bearing a later date (which automatically revokes the earlier proxy) or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares held beneficially by you, you may accomplish this by submitting new voting instructions to your broker or nominee. If voting electronically or by telephone, your final vote must be submitted by 11:59 p.m. Eastern Time on April 28, 2009.

Q:	How are votes counted?

A:	In the election of directors, you may vote “FOR” all of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees. For the other proposals, you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you “ABSTAIN,” it has the same effect as a vote “AGAINST.” If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the Board.

Q:	What is the voting requirement to approve each of the proposals?

A:	The eight nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to vote shall be elected as directors. All other proposals require the affirmative “FOR” vote of a majority of those shares present and entitled to vote. If you are a beneficial owner and do not provide the stockholder of record with voting instructions, your shares may constitute broker non-votes, as described below in “What is the quorum requirement for the Annual Meeting?” In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote.

Q:	What does it mean if I receive more than one notice or e-mail about the Internet availability of the proxy materials or more than one paper copy of the proxy or voting instruction card?

A:	It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive in the mail and vote over the Internet the shares represented for each notice or e-mail you receive.

Q:	Where can I find the voting results of the Annual Meeting?

A:	PMC will announce preliminary voting results at the Annual Meeting and publish final results in PMC’s quarterly report on Form 10-Q for the second quarter of fiscal year 2009.

Q:	What happens if additional proposals are presented at the Annual Meeting?

A:	Other than the proposals described in this proxy statement, PMC does not expect any matters to be presented for a vote at the Annual Meeting. If you grant a proxy, the persons named as proxy holders, Gregory S. Lang and Alinka Flaminia, will have the discretion to vote your shares on additional matters properly presented for a vote at the Annual Meeting. Mr. Lang is PMC’s President and Chief Executive Officer and Ms. Flaminia is PMC’s Vice President, General Counsel and Corporate Secretary. If for any unforeseen reason any of PMC’s nominees is not available as a candidate for director, the person named as proxy holder will vote your proxy for such other candidate or candidates as may be nominated by the Board.

Q:	What class of shares is entitled to be voted?

A:	Each share of PMC’s common stock outstanding as of the close of business on March 2, 2009, the Record Date, is entitled to one vote at the Annual Meeting. On the Record Date, PMC had approximately 222,324,569 shares of common stock issued and outstanding.

Q:	Is cumulative voting permitted for the election of directors?

A:	A stockholder may apply cumulative voting in his/her election of directors. Cumulative voting is where a stockholder aggregates all of their votes, equal to the total number of shares held by the stockholder multiplied by the number of directors to be elected, either for a single candidate or distributed among as many candidates as the stockholder may select, provided that votes cannot be cast for more than eight nominees or for more than the total amount of votes held. For example, if you own 100 shares of stock and there are eight directors to be elected at the Annual Meeting, you may allocate 800 “FOR” votes for a single candidate or 100 for each of the eight nominees. If you are a stockholder of record and choose to cumulate your votes, you will need to submit a proxy card or, if you vote in person at the Annual Meeting, submit a ballot and make an explicit statement of your intent to cumulate your votes, either by so indicating in writing on the proxy card or by indicating in writing on your ballot when voting at the Annual Meeting. If you hold beneficially through a broker, trustee or other nominee and wish to cumulate votes, you should contact your broker, trustee or nominee. If you vote by proxy card and sign your card with no further instructions, then the proxy holders, Gregory S. Lang and Alinka Flaminia, may cumulate and cast your votes in favor of the election of some or all of the applicable nominees in their sole discretion, except that none of your votes will be cast for any nominee as to whom you withhold your vote.

Q:	What is the quorum requirement for the Annual Meeting?

A:	The quorum requirement for holding the Annual Meeting and transacting business is a majority of the outstanding shares entitled to be voted as of the Record Date. The shares may be present in person or represented by proxy at the Annual Meeting. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. Broker non-votes, however, are not counted as shares present and entitled to be voted with respect to the matter on which the broker has expressly not voted. Thus, broker non-votes will not affect the outcome of any of the matters being voted on at the Annual Meeting. Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (1) the broker has not received voting instructions from the beneficial owner and (2) the broker lacks discretionary voting power to vote such shares.

Q:	Who will count the vote?

A:	A representative of The Altman Group, Inc. will tabulate the votes and act as the Inspector of Elections.

Q:	Is my vote confidential?

A:	Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within PMC or to third parties except (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, or (3) to facilitate a successful proxy solicitation by the Board. Occasionally, stockholders provide written comments on their proxy card which are then forwarded to PMC’s management.

Q:	Another member of my household is also a PMC stockholder and we share the same address. Why did we only receive one copy of the proxy materials?

A:	In an effort to further reduce printing costs and postage fees, we have adopted a practice approved by the SEC called “householding.” Under this practice, stockholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our proxy materials, unless one or more of these stockholders notifies us that he or she wishes to continue receiving individual copies. Stockholders who participate in householding will continue to receive separate proxy cards.

If you share an address with another stockholder and received only one set of proxy materials and would like to request a separate copy of these materials, please: (1) mail your request to PMC-Sierra, Inc., 3975 Freedom Circle, Suite 300, Santa Clara, California 95054, Attn: Investor Relations; (2) send an e-mail to investor_relations@pmc-sierra.com; or (3) call our Investor Relations department at 1-604-415-6144. Additional copies of the proxy materials will be sent within 30 days after receipt of your request. Similarly, you may also contact us if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future.

Q:	Who bears the cost of soliciting votes for the Annual Meeting?

A:	PMC pays the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by PMC’s directors, officers, and employees, who will not receive any additional compensation for such solicitation activities. PMC has retained the services of The Altman Group, Inc. to aid in the solicitation of proxies from banks, brokers, nominees and intermediaries. PMC estimates that it will pay The Altman Group, Inc. a fee of approximately $25,000 for its services. In addition, PMC may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners.

Q:	May I propose actions for consideration at next year’s annual meeting of stockholders or nominate individuals to serve as directors?

A:	You may submit proposals or nominate directors for consideration at future annual meetings of stockholders.

Any stockholder who wants to make a proposal or director nomination that is to be included in PMC’s proxy statement for that annual meeting must deliver written notice to PMC’s corporate secretary at least 120 days before the one-year anniversary of the mailing date of the prior year’s proxy materials (in the case of the 2010 annual meeting, this date is November 16, 2009). Any stockholder who wants to make a proposal or director nomination that is not to be included in PMC’s proxy statement for that annual meeting, must deliver written notice to PMC’s corporate secretary at least 45 days before the one-year anniversary of the mailing date of the prior year’s proxy materials (in the case of the 2009 annual meeting, this date is January 30, 2010). This notice must contain the information specified in PMC’s bylaws regarding the matters proposed to be brought before the annual meeting and the stockholder proposing such matters. Such proposals will also need to comply with the SEC’s regulations regarding the inclusion of stockholder proposals in PMC-sponsored proxy materials. If the date of next year’s annual meeting is more than 30 days after the one-year anniversary of this year’s annual meeting, then the deadline will be changed.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

PMC currently has eight directors. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the eight nominees of the Board of Directors named below. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by the present Board to fill the vacancy. Each director has consented to his nomination and PMC does not expect that any nominee will be unable to serve as a director. The term of office of each person elected as a director will continue until the next annual meeting of stockholders or until such director’s successor has been elected. The table below sets forth information about each nominee as of March 2, 2009.

You may cumulate your votes in favor of one or more directors. For further information about how to cumulate your votes, see Questions and Answers About the Proxy Materials and the Annual Meeting—“Is cumulative voting permitted for the election of directors?”

Recommendation

PMC’s Board of Directors recommends a vote FOR the nominees listed below:

Name of Nominee	Age	Principal Occupation	Director Since
Robert L. Bailey	51	Chairman of the Board, PMC	1996
Richard E. Belluzzo	55	Chief Executive Officer, Quantum Corporation	2003
James V. Diller, Sr.	73	Vice Chairman of the Board, PMC	1983
Michael R. Farese	62	President and Chief Executive Officer, BitWave Semiconductor, Inc.	2006
Jonathan J. Judge	55	President and Chief Executive Officer, Paychex, Inc.	2004
William H. Kurtz	51	Chief Financial Officer, Bloom Energy	2003
Gregory S. Lang	45	President and Chief Executive Officer, PMC	2008
Frank J. Marshall	62	Private Investor and Management Consultant	1996

Robert L. Bailey

Mr. Bailey has been a director of PMC since October 1996. Mr. Bailey joined PMC as its President in 1993 and served as PMC’s President and Chief Executive Officer from July 1997 to May 2008. He has been Chairman of the Board since May 2005 and also served as Chairman from February 2000 until February 2003. Mr. Bailey was employed by AT&T-Microelectronics from August 1989 to November 1993, where he served as Vice President and General Manager, and by Texas Instruments in management from June 1979 to August 1989. Mr. Bailey is also a director of Micron Technology, Inc., a provider of advanced semiconductor memory solutions.

Richard E. Belluzzo

Mr. Belluzzo has been a director of PMC since June 2003. He has been Chief Executive Officer of Quantum Corporation, a computer storage solutions company, since September 2002. From September 1999 to May 2002, Mr. Belluzzo held senior management positions with Microsoft Corporation, most recently as President and Chief Operating Officer. From January 1998 to September 1999, Mr. Belluzzo was Chief Executive Officer of Silicon Graphics Inc. From 1975 to January 1998, Mr. Belluzzo was with Hewlett-Packard Company, most recently as Executive Vice President of the printer business. Mr. Belluzzo is Chairman of the board of directors of Quantum Corporation and is also a director of JDS Uniphase Corporation, an optical telecommunications equipment maker.

James V. Diller, Sr.

Mr. Diller, a founder of PMC, was PMC’s Chief Executive Officer from 1983 to July 1997 and President from 1983 to July 1993. Mr. Diller has been a director of PMC since its formation in 1983. Mr. Diller was Chairman of PMC’s Board from July 1993 until February 2000, when he became Vice Chairman. He is also a director of Intersil Corporation (“Intersil”), an analog semiconductor company.

Michael R. Farese

Mr. Farese has been a director of PMC since May 2006. Since September 2007, Mr. Farese has been the President and Chief Executive Officer of BitWave Semiconductor, Inc. (“BitWave”), a fabless semiconductor company and innovator of radio frequency integrated circuits. Mr. Farese served as the Senior Vice President of Engineering for Palm, Inc. from July 2005 until September 2007. From March 2002 to June 2005, Mr. Farese was the Chief Executive Officer and President of WJ Communications, Inc. He was Chief Executive Officer and President of Tropian, Inc. from October 1999 to March 2002 and prior to that held senior management positions at Motorola, Ericsson and Nokia Mobile Phones. Mr. Farese also held management positions at AT&T Inc. (“AT&T”) and Bell Laboratories. Mr. Farese is a director of BitWave, QuickLogic Corporation, maker of semiconductor platforms for the hand-held mobile devices, and Newfound Communications, Inc., a provider of voiceXML and VOIP software solutions.

Jonathan J. Judge

Mr. Judge has been a director of PMC since April 2004. Since October 2004, Mr. Judge has been the President and Chief Executive Officer of Paychex, Inc., a provider of payroll and human resource services. Mr. Judge served as President and Chief Executive Officer of Crystal Decisions, Inc. from October 2002 until the merger of Crystal Decisions with Business Objects S.A. in December 2003. From 1976 until October 2002, Mr. Judge was employed by International Business Machines Corporation (“IBM”), where he held senior management positions, most recently as General Manager of IBM’s personal computing division. Mr. Judge was also a member of IBM’s Worldwide Management Committee from 1999 until 2002. Mr. Judge is a director of Paychex, Inc. and the Dun & Bradstreet Corporation, a provider of international and U.S. business credit information and credit reports.

William H. Kurtz

Mr. Kurtz has been a director of PMC since April 2003. Mr. Kurtz joined Bloom Energy, a developer of fuel cell systems for on-site power generation, as its Chief Financial Officer in March 2008. Prior to joining Bloom Energy, Mr. Kurtz served as the Executive Vice President and Chief Financial Officer of Novellus Systems, Inc., a global semiconductor equipment company from September 2005 until March 2008. From March 2004 until August 2005, Mr. Kurtz was Senior Vice President and Chief Financial Officer of Engenio Information Technologies, Inc. From July 2001 to February 2004, Mr. Kurtz was Chief Operating Officer and Chief Financial Officer of 3PARdata, Inc. From August 1998 to June 2001, Mr. Kurtz was Executive Vice President and Chief Financial Officer of Scient Corporation. From July 1983 to August 1998, Mr. Kurtz served in various capacities at AT&T, including Vice President of Cost Management and Chief Financial Officer of AT&T’s Business Markets Division. Prior to joining AT&T, he worked at Price Waterhouse, now PricewaterhouseCoopers LLP. Mr. Kurtz is a certified public accountant.

Gregory S. Lang

Mr. Lang has been a director of PMC and its President and Chief Executive Officer since May 2008. Prior to his appointment, Mr. Lang was President and Chief Executive Officer, and served as a director, of Integrated Device Technology, Inc. (“IDT”), a developer of mixed signal semiconductor solutions. Mr. Lang joined IDT as its President in October 2001 and became Chief Executive Officer in January 2003. From September 1996 to

October 2001, Mr. Lang was Vice President and General Manager, Platform Networking Group, at Intel Corporation (“Intel”). Mr. Lang previously held various other management positions during his 15-year tenure at Intel. Mr. Lang is a member of the board of directors of Intersil, an analog semiconductor company.

Frank J. Marshall

Mr. Marshall has been a director of PMC since April 1996. Mr. Marshall is a private investor in, and management consultant to, early stage high technology companies. Mr. Marshall served as interim Chief Executive Officer of Covad Communications Group from November 2000 until July 2001. From July 1995 to October 1997, Mr. Marshall was Vice President and General Manager, Core Products Business Unit, at Cisco Systems, Inc. From April 1992 to July 1995, Mr. Marshall was Vice President of Engineering for Cisco Systems, Inc. He also served as a director of Juniper Networks, Inc., a network equipment company, from April 2004 to February 2007 and was chairman of the board of directors of NetScreen Technologies prior to its acquisition by Juniper Networks, Inc.

Recommendation

PMC’s Board of Directors recommends a vote FOR each of the nominees to the Board of Directors to serve until the 2010 annual meeting of stockholders or until his successor is duly elected or appointed.

Vote Required

The eight nominees for director receiving the highest number of affirmative votes of shares shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum, but have no other legal effect under Delaware law.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has retained Deloitte & Touche LLP as PMC’s independent auditors to audit its consolidated financial statements for fiscal 2009. During fiscal 2008, Deloitte & Touche LLP served as PMC’s independent auditors and also provided certain other audit-related and tax services. Although PMC is not required to seek stockholder ratification of this appointment, the Board believes it is good corporate governance to do so. If the appointment is not ratified, the Audit Committee will investigate the reasons and reconsider the appointment. A representative of Deloitte & Touche LLP is expected to attend the Annual Meeting and will be available to respond to questions.

Fees Incurred by PMC for Services Rendered by Deloitte & Touche LLP

The following table shows the fees paid or accrued by PMC for audit and other services provided by Deloitte & Touche LLP for fiscal years 2008 and 2007.

	2008	2007
Audit Fees(1)	$843,348	$834,283
Audit-Related Fees(2)	55,000	115,205
Tax Fees(3)	63,000	56,938
All Other Fees	—	—

Total	$961,348	$1,006,426

(1)	Audit fees consisted of those fees billed by Deloitte & Touche LLP for examination of PMC’s annual financial statements, the audit of management’s assessment of internal control over financial reporting in 2008 and 2007, the audit of internal control over financial reporting and the review of those financial statements included in PMC’s quarterly reports on Form 10-Q and annual reports on Form 10-K.
(2)	Audit-related fees consisted of professional services in connection with consultations on financial accounting and reporting matters.
(3)	Fiscal 2008 tax fees consisted of professional services in connection with tax compliance. Fiscal 2007 tax fees included $45,000 for tax compliance and $11,938 for expatriate tax advice. The engagement of Deloitte & Touche LLP to provide such non-audit services was done in compliance with the Audit Committee’s pre-approval policy.

Audit Committee Pre-Approval Policy

The Audit Committee must approve all audit-related and permitted non-audit services to be performed by PMC’s independent auditors prior to the commencement of such services. The Audit Committee approves such services by Deloitte & Touche LLP on the basis that the services are compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. Deloitte & Touche LLP presents an audit plan and fee proposal to the Audit Committee at mid-year for review. The approved plan and fees determine the scope of their fiscal year services. Any audit or non-audit services outside that scope (whether service or amount) is separately approved by the Audit Committee.

Recommendation

PMC’s Board of Directors recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP as PMC’s independent auditors for the 2009 fiscal year.

Vote Required

The affirmative vote of a majority of the votes cast is required to confirm the appointment of Deloitte & Touche LLP as independent auditors of PMC for the 2009 fiscal year.

PROPOSAL NO. 3

STOCKHOLDER PROPOSAL REGARDING PERFORMANCE-BASED STOCK OPTIONS

We received notice that a stockholder intends to present the following proposal at the Annual Meeting. The proposed resolution and its supporting statement, for which neither we nor the Board of Directors accept responsibility, are presented below. The proposal was submitted by William C. Thompson, Jr., Comptroller, City of New York, on behalf the Boards of Trustees of the New York City Pension Funds (the “Pension Funds”), 1 Centre Street, New York, New York 10007-2341. (The Pension Funds owned an aggregate of 677,881 shares of PMC common stock on October 28, 2008).

The Pension Funds’ proposal and the supporting statement read as follows:

“RESOLVED: That the shareholders of PMC-Sierra, Inc. (the “Company”) request the Board of Directors to adopt a policy requiring that stock options, which are granted to senior executives, as part of their compensation package, are performance-based. For the purposes of this proposal, performance-based stock options are defined as either of the following:

(1) Performance Vesting Stock Options—grants which do not vest or become exercisable unless specific business performance goals are met.

(2) Index Options—grants with a variable option exercise price geared to a relative external measure such as a comparable peer group or S&P industry index.

(3) Performance Accelerated Stock Options—grants whose vesting is accelerated upon achievement of specific business performance goals.

Supporting Statement

Institutional investors increasingly are urging that, in order to align the interests of executives with the interests of stockholders, stock options which are granted as part of executive compensation packages are linked to goals of long-term growth and superior performance.

Stock options too often facilitate a disconnect between reward and long term performance at many companies. They afford opportunities to manipulate stock price, backdate or spring load options, or simply take advantage of volatility in stock price to reap gains from exercising options—gains often related more to timing than to performance. Performance-based options, options tied to business performance goals or exceeding peers’ performance, may better serve to align the interests of executives and stockholders.

PMC-Sierra, Inc. has received weak pay-for-performance ratings from one or more proxy rating agencies. We strongly urge the Company to adopt a policy that options granted to senior executives be performance based. We also recommend that the company avoid large sign-on grants. Assigning grants in smaller more frequent amounts may reduce incentives to benefit from gains unrelated to performance.

For these reasons, we urge shareholders to vote FOR this proposal.”

The Board of Directors’ Statement in Opposition to Proposal 3

The Board recommends a vote AGAINST Proposal 3. Performance-based options are unnecessary given that PMC’s current compensation program offers long-term and short-term incentives that address market, operational and individual performance that align participants’ interests with those of our stockholders.

In 2006, PMC undertook a thorough review of its compensation program and designed a program that best balances the target-based, pay-for-performance characteristic of time-based stock options and bonuses with the retention features of time-based restricted stock units (“RSUs”). The adopted compensation program was based on an extensive study of industry practices backed by well-respected independent compensation experts. In the third quarter of 2008, PMC engaged its executive compensation consultant, Watson Wyatt Worldwide, Inc. (“Watson Wyatt”) to determine whether PMC’s compensation program would benefit from the adoption of performance-based RSUs.

Watson Wyatt found that PMC’s compensation program, including time-based equity grants, represents “best practices.” The majority of companies in PMC’s 2008 Peer Group (identified beginning at page 25) continue to use time-based equity awards. The compensation expert also reported on a number of challenges presented by performance-based equity that detract or potentially contradict its objectives. For instance, setting long-term goals is difficult (or impossible) in dynamic/cyclical industries and economies, overlapping cycles may result in different goals for the same year, and once an award has been made, it can be difficult to adjust to metrics for changes in business conditions.

After reviewing and evaluating the data from management’s and the Compensation Committee’s compensation consultants, the Compensation Committee determined, consistent with management’s recommendation, that performance-based RSUs would not strengthen PMC’s existing pay-for-performance program. The Compensation Committee affirmed that PMC’s current compensation program is aligned with shareholder interests in ensuring that executive pay is tied to long-term growth and performance. Nonetheless, PMC will continue to evaluate the relative merits of time versus performance-based equity during its annual compensation review.

The proposal submitted by the Pension Funds is the same proposal that was defeated last year by a majority of PMC voting stockholders (see Proposal 4 of PMC’s 2008 Proxy Statement). The supporting statement of the current proposal differs slightly from last year’s supporting statement, but it is similarly based on conclusions of opinion rather than actual data. For instance, no compensation data is cited to support the Pension Funds’ contention that PMC’s executive compensation approach is not aligned with the interests of stockholders. In support of this statement, the Pension Funds refer only to “weak pay for performance ratings from one or more proxy rating agencies.”

A new argument presented by the Pension Funds is the extremely generalized statement that “stock options too often facilitate a disconnect between reward and long term performance at many companies [emphasis added]. . . .” As examples of such “disconnect,” the Pension Funds suggest that time-based stock options “afford opportunity to manipulate stock price, backdate or spring load options or simply take advantage of volatility in stock price to reap gains from exercising options—gains more often related more to timing than to performance.” In follow-up discussions, a Pension Funds representative confirmed that the intent of this statement was general and not specific to PMC. The Company contends it is inappropriate to make such a general statement and it should be disregarded in considering the Pension Funds’ proposal.

By their very nature, stock options compensate for performance because they provide no realizable value to the option holder unless and until the stock price increases above the grant price (the market price of our common stock on the date of grant). PMC option grants vest over four years and they are exercisable over ten years. Thus, the intent and function of the equity program is to invest executives into the long-term performance of PMC as measured, in part, by its stock.

While RSUs have intrinsic value as soon as they begin vesting over time, that value depends upon the market performance of the Company’s stock. The market must go up after the RSUs are exchanged for shares for the individual to reap any gain. The Compensation Committee views RSUs as a critical retention tool of executives given that the market forces have depressed the Company’s stock despite continuous improvements in financial results in recent years.

Moreover, because the Company’s equity grants are only made upon hire, promotion, special recognition/award, or in connection with the executive’s annual performance evaluation, all post-hire grants reflect the individual’s performance and reward the individual based on the financial performance of the Company.

The executive bonus program (“STIP” for “Short Term Incentive Program”) also delivers performance-based pay. As described more fully in our Compensation Disclosure and Analysis (“CD&A”) beginning at page 25, the STIP program rewards for operational performance with semi-annual cash bonuses conditioned upon the Company meeting internal targets for earnings before interest and tax, which targets are approved by the Board at the beginning of the year. STIP payouts also have an individual performance component, requiring the executive to meet individualized periodic objectives. Thus, even if Company performance targets are met, an executive may not earn a full or any bonus depending upon that individual’s performance on his or her objectives.

As further described in PMC’s CD&A, executive compensation is carefully benchmarked against PMC’s Peer Group and evaluated for the individual’s current and anticipated contribution and the competitiveness of the market. The study done by management’s compensation consultant, reviewed by the Compensation Committee and its independent consultant in October 2008, indicated that the Company’s current compensation program meets PMC’s pay-for-performance objectives.

Lastly, the Compensation Committee, comprised of independent directors, is the governing body best suited to formulate executive compensation principles and practices that reflect the interests of stockholders, while retaining the ability to address the needs of our business. Executive compensation practices are influenced by a wide range of industry conditions, evolving governance trends and accounting requirements. PMC’s Board believes that the Compensation Committee should continue to have the flexibility to structure its executive compensation programs using a variety of incentives and performance-based arrangements that balance these influences to allow PMC to attract and retain executives of outstanding ability and motivate them to achieve superior performance.

For the reasons cited above, the Board believes adoption of Proposal 3 is unnecessary. PMC’s current approach to long-term incentives already effectively aligns the interest of executives with those of our stockholders and maintains the flexibility needed to continue to attract and retain qualified executives.

Recommendation

The Board of Directors recommends a vote AGAINST this Proposal. Unless otherwise instructed, the proxy holders will vote the shares represented thereby AGAINST the implementation of performance-based options as provided in this Proposal No. 3.

Vote Required

If properly presented at the Annual Meeting, approval of the stockholder proposal requires the affirmative vote of the holders of a majority of the shares of common stock cast on the proposal in person or by proxy at the Annual Meeting. Abstentions will have the same effect as votes against the proposal. Broker non-votes will not be considered votes cast on the proposal and will not have a positive or negative effect on the outcome of this proposal.

BOARD STRUCTURE

Name of Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Non-Employee Directors:
Robert L. Bailey(1)
Richard E. Belluzzo	Member
James V. Diller, Sr.(2)
Michael R. Farese		Member	Member
Jonathan J. Judge	Member	Chair
William H. Kurtz	Chair
Frank J. Marshall			Member(3)

Employee Director:
Gregory S. Lang

Number of Meetings in Fiscal 2008	10	9	3

(1)	Chairman.
(2)	Vice Chairman.
(3)	As Lead Independent Director, Mr. Marshall functionally serves as the Chair of the Nominating and Corporate Governance Committee.

Board Independence

The Board has determined that all of the nominees, except Messrs. Lang and Bailey, satisfy the definition of independent director as established in the NASDAQ Stock Market listing standards. The Board has further determined that each of the members of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee satisfies the definition of independent director as established in the NASDAQ Stock Market listing standards. As a compliment to the definition of independent director as established by in the NASDAQ Stock Market listing standards, PMC also considers its own internal policy on director independence when determining the independence of its independent committee members, a copy of which is available on its website at http://www.pmc-sierra.com/director-independence.

Meetings

During the 2008 fiscal year, the Board held six meetings. Each of our directors attended at least 75% of all Board and applicable committee meetings. Directors are encouraged to attend annual meetings of PMC stockholders. All directors attended the last annual meeting of stockholders.

Lead Independent Director

Mr. Marshall has been the Board’s Lead Independent Director since May 2005. The Board elected to keep the Lead Independent Director in place even though the Chairman and Chief Executive Officer positions separated upon Mr. Bailey’s retirement as President and Chief Executive Officer in May 2008. The Lead Independent Director has the following responsibilities:

•	authority to call meetings of the independent directors;

•	lead meetings of the independent directors in which the Chairman does not participate;

•	act as a liaison between the independent directors and the Chairman;

•	review agendas for Board meetings in consultation with the Chairman and President and Chief Executive Officer;

•	receive communications from stockholders in accordance with the procedures specified in this proxy statement for communications with the Board; and

•	be available for consultation with stockholders to the extent determined by the independent directors.

The Board believes that these responsibilities are substantially equal to the functions performed by a non-executive and independent Chairman of the Board.

Audit Committee

The Audit Committee consists of Mr. Belluzzo, Mr. Judge and Mr. Kurtz (who serves as Chair) and held ten formal meetings in fiscal 2008. The Board has appointed Mr. Kurtz to continue to serve as the “audit committee financial expert” in accordance with SEC rules and has determined that all of the Audit Committee members continue to be financially literate in accordance with SEC rules. The Audit Committee appoints, compensates and oversees the independent auditors. The Audit Committee approves the independent auditors’ fees and pre-approves any audit and non-audit services to be provided by the independent auditors. The Audit Committee also monitors the independence of the auditors.

The Audit Committee meets with PMC’s independent auditors and senior management to review the general scope of PMC’s accounting, financial reporting, annual audit and internal audit programs, matters relating to internal control systems and results of the annual audit. The Audit Committee regularly meets with the independent auditors without management present.

The Audit Committee has authority to review and approve any proposed transactions between PMC and its officers and directors, or their affiliates. The Audit Committee also constitutes PMC’s Qualified Legal Compliance Committee and reviews any reports from PMC’s legal counsel of material violations of laws. A copy of the Audit Committee charter is available at: http://www.pmc-sierra.com/charter/audit.

Compensation Committee

The Compensation Committee currently consists of Mr. Farese and Mr. Judge (who serves as Chair) and held nine formal meetings in fiscal 2008. The Compensation Committee reviews and approves PMC’s compensation policies, plans and programs, including the compensation of and employment agreements with its executive officers and annually evaluates compensation of members of the Board. The Compensation Committee may delegate its responsibilities to subcommittees when appropriate. The Compensation Committee serves as the plan administrator of PMC’s equity incentive plans and oversees administration of its benefit programs. A copy of the Compensation Committee charter is available at: http://www.pmc-sierra.com/charter/compensation.

In fiscal 2008, the Compensation Committee hired an independent compensation consultant, Compensia, Inc. (“Compensia”), to advise the Compensation Committee directly, and to review the compensation approach and data used by management’s consultant, Watson Wyatt. Compensia assisted the Compensation Committee in its independent evaluation of executive officer and director compensation. The Compensation Committee determines executive officer compensation and recommends any proposed changes in director compensation to the full Board. The Compensation Committee targets the overall value of executive officer and director compensation to the median of comparable US semiconductor companies and companies with whom PMC competes for services of qualified individuals.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee (the “NCGC”) currently consists of Mr. Farese and Mr. Marshall. As Lead Independent Director, Mr. Marshall functionally serves as the Chair of the NCGC. The NCGC held three formal meetings in fiscal 2008. The NCGC makes recommendations to the entire Board as to the size and composition of the Board and its committees. The NCGC determines criteria for Board and committee membership, reviews and approves conflicts of interest of directors and officers, and monitors PMC’s corporate governance. The NCGC supervises an annual Board assessment of the Board’s own performance. Changes have been made to the Board’s process as a result of the Board’s self-assessment. The NCGC informally evaluates the performance of individual directors as part of the annual nomination process. A copy of the NCGC charter is available at: http://www.pmc-sierra.com/charter/nominatingcorpgovernance.

Consideration of Director Nominees

The NCGC selects nominees for annual election by the stockholders by first evaluating the Board which would result from re-electing directors willing to continue serving on the Board. If the NCGC wants to consider additional candidates, the directors and senior management suggest potential nominees. In the past, PMC has also paid third party search firms to identify, screen and assist in recruiting potential nominees based on criteria provided by PMC. The NCGC, other Board members and senior management then meet with each candidate so that the NCGC has broad input in evaluating each candidate. The NCGC also confirms the candidate’s independence under SEC and NASDAQ rules. This consideration of director nominees may also occur between annual meetings if the NCGC determines that PMC would benefit from additional directors. Since the 2008 Annual Meeting, the NCGC nominated and the Board appointed Gregory S. Lang, PMC’s new President and Chief Executive Officer, to serve as a Director and he is among the eight nominees presented for election at the Annual Meeting.

The NCGC believes that in addition to factors such as the candidate’s integrity, judgment and reputation, PMC’s Board benefits from directors who share the following qualities or skills:

•	Independence from management (not applicable to Messrs. Lang and Bailey);

•	Extensive business and industry experience, particularly in the technology sector;

•	Experience as an executive officer of a publicly traded corporation;

•	Experience as a director of a publicly traded corporation;

•	Knowledge about the industries in which PMC’s end user customers participate, or the markets which those customers serve;

•	Absence of conflicts of interest; and

•	Available time for service as a PMC director in light of the candidate’s other business and professional commitments.

The NCGC has no specific, minimum qualifications that it believes must be met for a position on PMC’s Board other than the financial expertise of potential Audit Committee members and whether at least one Audit Committee member qualifies as an “audit committee financial expert.”

The NCGC will consider, through the process described above, director candidates recommended by stockholders. To recommend a candidate, stockholders should submit to PMC’s Chief Executive Officer, who will provide it to the NCGC, an analysis of the candidate’s independence and the factors listed above, and a description of any relationship between the stockholder and candidate. To be considered for the 2010 annual meeting, suggestions meeting these criteria must be received before November 16, 2009.

Corporate Governance

Corporate Governance Guidelines. PMC has adopted Corporate Governance Guidelines (the “Governance Guidelines”) that outline, among other matters, the role and functions of the Board, Board composition, compensation and administration. The Governance Guidelines are available, along with other important corporate governance materials, on our website at http://www.pmc-sierra.com/governanceguidelines.

The Governance Guidelines provide, among other things, that:

•

the Board will exercise its business judgment to direct management in the best interests of stockholders of PMC. The Board may also consider the interests of the Company’s employees, customers, suppliers and creditors;

•	a majority of the directors must qualify as independent directors under all applicable regulations, including SEC and NASDAQ rules;

•	when the Chief Executive Officer also serves as Chairman, the Board shall appoint a Lead Independent Director from among the independent directors;

•	at least four times annually, the independent directors will meet in executive session without the Chief Executive Officer or other members of management present;

•	the Board performs an annual effectiveness self-evaluation of the Board and its committees;

•	directors and executive officers are required to attain and maintain specified ownership levels of PMC’s common stock;

•	directors who are engaged in full-time employment as an executive of a publicly traded company should not serve on the boards of more than four publicly traded companies, including PMC’s Board;

•

directors shall notify the NCGC of any principal job change and the NCGC will make a recommendation to the Board as to whether that director shall be re-elected at the next annual meeting or, possibly, resign;

•	the Board does not believe it should limit the number of terms for which an individual may serve as a director; and

•	as a general policy, a director will not be nominated for reelection at the annual meeting following the director’s 75th birthday.

Because the operation of the Board is a dynamic process, the Board regularly reviews changing legal and regulatory requirements, evolving best practices and other developments. The Board may modify the Governance Guidelines from time to time, as appropriate.

Communications with the Board

Any stockholder who desires to contact our Lead Independent Director or other members of our Board may do so by writing to: Board of Directors, c/o Corporate Secretary, PMC-Sierra, Inc., 3975 Freedom Circle, Suite 300, Santa Clara, California 95054. Communications received in writing are reviewed internally by management and then distributed to the Lead Independent Director or other members of the Board as appropriate.

Code of Business Conduct and Ethics

PMC has adopted a Code of Business Conduct and Ethics that applies to all of our employees, including our President and Chief Executive Officer, our Chief Financial Officer, and our principal accounting officers. The Code of Business Conduct and Ethics is available on our website at http://www.pmc-sierra.com/codeofconduct.

EXECUTIVE OFFICERS

The following information about our executive officers is as of March 2, 2009.

Name of Officer	Age	Position
Gregory S. Lang	45	President and Chief Executive Officer
Ra’ed O. Elmurib	49	Vice President, General Manager of the Microprocessor Products Division
Alinka Flaminia	47	Vice President, General Counsel and Corporate Secretary
Colin C. Harris	51	Vice President, Chief Operating Officer
Travis Karr	36	Vice President, General Manager of the Communication Products Division
O. Daryn Lau	44	Vice President of Corporate Strategy and Marketing
Robert M. Liszt	52	Vice President, Worldwide Sales
Mark C. Stibitz	50	Vice President, General Manager of the Enterprise Storage Division
Michael W. Zellner	53	Vice President, Chief Financial Officer

Mr. Lang has been a director of PMC and its President and Chief Executive Officer since May 2008. Prior to his appointment, Mr. Lang, was President and Chief Executive Officer, and served as a director, of IDT. Mr. Lang joined IDT as its President in October 2001 and became Chief Executive Officer in January 2003. From September 1996 to October 2001, Mr. Lang was Vice President and General Manager, Platform Networking Group, at Intel. Mr. Lang previously held various other management positions during his 15-year tenure at Intel. Mr. Lang is a member of the board of directors of Intersil.

Mr. Elmurib has served as Vice President, General Manager of the Microprocessor Products Division since December 2006. Previously, Mr. Elmurib led corporate business development and strategic investments, partnerships and acquisitions and, as Director of Sales for Asia Pacific and the Western U.S., oversaw the sales activities and managed the direct and channel sales force. Mr. Elmurib joined PMC in 2000 as a Regional Sales Manager for the South West region. Prior to joining PMC, Mr. Elmurib was the President of Unitec Sales, a manufacturer representative organization, and held various sales management positions at STMicroelectronics N.V.

Ms. Flaminia has served as Vice President and General Counsel since January 2007 and was appointed Corporate Secretary in February 2007. Ms. Flaminia was Senior Counsel at Xilinx, Inc. from March 2001 through 2006 where she provided legal services to the finance and corporate services, sales, marketing and human resources organizations worldwide. Previously, Ms. Flaminia was employed by McAfee, Inc. (formerly known as Network Associates, Inc.) from December 1999 to March 2001 and was a Director of Legal Affairs in her last position held. From 1990 to November 1999, Ms. Flaminia was in private practice.

Mr. Harris, a founder of PMC, has served as Vice President, Chief Operating Officer since April 2007. Prior to this appointment, he served as Vice President of Worldwide Operations at PMC from July 2004 and Vice President of IC Technology from May 1997 to July 2004. In 1992, he became PMC’s Director of Operations and subsequently Director of Quality Assurance.

Mr. Karr has served as Vice President and General Manager of the Communication Products Division since January 2009. Prior to this appointment, he served as the Vice President of Marketing of the Enterprise Storage Division from 2006 until August 2008 when he started to transition to his current duties. Mr. Karr joined PMC in 1996. Earlier positions held include Director of Product Marketing for storage products from 2003-2006 and, prior to 2003, Marketing Manager for communications products.

Mr. Lau has served as Vice President of Corporate Strategy and Marketing since September 2008. Mr. Lau was Senior Vice President at Applied Micro Circuits Corporation from November 2005 to September 2008 and Vice President and General Manager, Communications Business Unit from May 2005 to October 2005. In October 1999, Mr. Lau co-founded ZettaCom, a supplier of high-performance network semiconductor solutions and served as President and Chief Executive Officer from October 1999 to April 2004. ZettaCom was acquired by IDT in May 2004.

Mr. Liszt has served as Vice President of Worldwide Sales since March 2006. He was Vice President, Global Sales at Agere Systems, Inc. (now known as LSI Logic Corporation) from November 2005 to February 2006 and Vice President, North American Sales from May 2002 until November 2005. He was Vice President, Components Division, at NEC Electronics Corporation in 2001, Vice President, North American Sales from June 1999 to January 2001 and Vice President of Geographic Sales from September 1998 to May 1999. From 1982 to 1998, he held sales management positions with Hitachi America Semiconductor.

Mr. Stibitz has served as Vice President and General Manager of PMC’s Enterprise Storage Division since December 2001. He was a Vice President and General Manager at Agere Systems, Inc. (formerly Lucent Technologies Microelectronics Group) from September 1996 to December 2001. Prior to that, Mr. Stibitz was the ASIC Product Line Director at AT&T Microelectronics and a member of AT&T Bell Labs technical staff for fifteen years.

Mr. Zellner has served as Vice President, Chief Financial Officer since March 2007. Mr. Zellner was Senior Vice President of Finance and Administration, Chief Financial Officer at Wind River Systems, Inc. from October 2000 through February 2007, where he was responsible for all finance and administration functions as well as information technology, legal and real estate. Mr. Zellner was employed by Applied Materials, Inc. from July 1990 to October 2000 where he held a variety of management positions, the last of which was Senior Director of Finance, Transistor Capacitor and Gate Division. Mr. Zellner worked at UNISYS Corporation from 1978 to 1990.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of December 28, 2008, concerning:

•	beneficial ownership of PMC’s common stock by all persons known to PMC to be the beneficial owners of 5% or more of PMC’s common stock;

•	beneficial ownership of PMC’s common stock by all directors, nominees and Named Executive Officers; and

•	beneficial ownership of PMC’s common stock by all directors and executive officers as a group.

Under the rules of the SEC, “beneficial ownership” includes any shares as to which the individual has the sole or shared voting power or investment power and also any shares which the individual has the right to acquire as of February 26, 2009 (within 60 days of December 28, 2008), through the exercise of any stock option or other right. Unless otherwise indicated, each person or entity has sole investment and voting power, or shares such powers with his or her spouse, with respect to the shares set forth in the following table. This information is not indicative of beneficial ownership for any other purpose. Unless otherwise indicated, the address of each of the individuals named below is c/o PMC-Sierra, Inc., 3975 Freedom Circle, Suite 300, Santa Clara, California 95054.

Name	Number of Shares	Approximate Percentage Ownership
FMR LLC(1)	23,167,456	10.4%
T. Rowe Price Associates, Inc.(2)	21,105,621	9.5%
BlackRock, Inc.(3)	18,349,240	8.2%
Robert L. Bailey(4)	4,374,167	1.9%
Richard E. Belluzzo(5)	207,333	*
James V. Diller, Sr.(6)	2,478,928	1.1%
Michael R. Farese(7)	87,333	*
Jonathan J. Judge (8)	167,333	*
William H. Kurtz(9)	217,333	*
Gregory S. Lang	0	*
Frank J. Marshall(10)	464,625	*
Michael W. Zellner(11)	116,875	*
Colin C. Harris(12)	656,945	*
Robert M. Liszt(13)	192,812	*
Mark C. Stibitz(14)	669,640	*
All directors and executive officers as a group (16 persons)(15)	10,161,568	4.6%

*	Less than 1%.
(1)	Based solely on information reported by FMR LLC (“FMR”) on Schedule 13G/A filed with the SEC on February 17, 2009, FMR has sole voting power over 1,839,702 shares. FMR is a parent holding company and has sole dispositive power over all reported shares beneficially owned through multiple entities to which it is a direct or indirect parent. Edward C. Johnson 3rd, as chairman of FMR, has sole dispositive power with respect to all reported shares. The address of FMR and Mr. Johnson is 82 Devonshire Street, Boston, Massachusetts 02109. The beneficial ownership is as of December 31, 2008.
(2)	Based solely on information reported by T. Rowe Price Associates, Inc. (“T. Rowe Price”) on a Schedule 13G filed with the SEC on February 17, 2009. These securities are owned by various individual and institutional investors (which own 21,105,621 shares, representing 9.5% of the shares outstanding), which T. Rowe Price serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, T. Rowe Price is deemed to be a beneficial owner of such securities; however, T. Rowe Price expressly disclaims that it is, in fact, the beneficial owner of such securities. The address of T. Rowe Price is 100 E. Pratt Street, Baltimore, Maryland 21202. The beneficial ownership is as of December 31, 2008.

(3)

Based solely on information reported by BlackRock, Inc. (“BlackRock”) on Schedule 13G filed with the SEC on February 10, 2009, BlackRock has shared and dispositive power with respect to all reported shares. The address of BlackRock is 40 East 52nd Street, New York, NY 10022. The beneficial ownership is as of December 31, 2008.

(4)	Includes (i) 3,422,583 shares subject to option exercise within 60 days of December 28, 2008 and (ii) 931,798 shares issuable upon redemption or exchange with PMC of PMC-Sierra, Ltd. Special Shares. Special Shares of PMC-Sierra, Ltd., the Company’s principal Canadian subsidiary, are redeemable or exchangeable for shares of PMC common stock.
(5)	Includes 202,000 shares subject to option exercise within 60 days of December 28, 2008.
(6)	Includes (i) 304,275 shares held by James V. Diller, Sr., and June P. Diller, Trustees of the James V. Diller and June P. Diller Trust UA 07/20/77; (ii) 924,705, shares held by the James Diller Annuity Trust (GRAT) for which Mr. Diller serves as trustee; (iii) 924,705 shares held by the June Diller Annuity Trust (GRAT) for which Mr. Diller serves as trustee; and (iv) 330,005 shares subject to option exercise within 60 days of December 28, 2008.
(7)	Includes 82,000 shares subject to option exercise within 60 days of December 28, 2008.
(8)	Includes 162,000 shares subject to option exercise within 60 days of December 28, 2008.
(9)	Includes 212,000 shares subject to option exercise within 60 days of December 28, 2008.
(10)	Includes (i) 297,000 shares subject to option exercise within 60 days of December 28, 2008 and (ii) 123,328 shares held by Timark, L.P. for which Mr. Marshall is General Partner. Mr. Marshall disclaims beneficial ownership over the shares held by Timark, L.P. except to the extent of his pecuniary interest therein.
(11)	Includes 116,875 shares subject to option exercise within 60 days of December 28, 2008.
(12)	Includes (i) 618,537 shares subject to option exercise within 60 days of December 28, 2008 and (ii) 20,412 shares issuable upon redemption or exchange with PMC of PMC-Sierra, Ltd. Special Shares held by Mr. Harris’ spouse and in trust for Mr. Harris’ three children. Special Shares of PMC-Sierra, Ltd., the Company’s principal Canadian subsidiary, are redeemable or exchangeable for shares of PMC common stock.
(13)	Includes 192,812 shares subject to option exercise within 60 days of December 28, 2008.
(14)	Includes 652,834 shares subject to option exercise within 60 days of December 28, 2008.
(15)	Includes (i) 6,809,401 shares subject to option exercise within 60 days of December 28, 2008 and (ii) 952,210 shares issuable upon redemption or exchange with PMC of PMC-Sierra, Ltd. Special Shares held by two executive officers listed above. See notes (4) and (12) above.

DIRECTOR COMPENSATION

Compensation of Non-Employee Directors

Retainer, Meeting Fees and Equity Compensation

On May 1, 2008, the Board approved changes to PMC’s director compensation program recommended by the Compensation Committee following a study of director compensation done by the Compensation Committee’s consultant, Compensia. These changes included an increase from $25,000 to $40,000 in the annual retainer to be paid to each director and elimination of most meeting fees. The Board also approved an increase from $3,000 to $9,000 in the annual fee for each Audit Committee member (other than the Audit Committee Chairperson), and an increase from $3,000 to $5,000 in the annual fee for each Compensation Committee member (other than the Compensation Committee Chairperson). The Board approved payment of meeting fees for Committee attendance of $1,000 per meeting where (i) meetings attended exceed the scheduled number of regular meetings per year for the applicable committee (9 for Audit, 5 for Compensation and 3 for NCGC), (ii) the chair of a committee invites a non-committee board member to attend a committee meeting and (iii) a special committee is constituted and its chair determines that a meeting fee will be paid for such attendance. The Board instituted an annual fee of $15,000 for the Non-Executive Chairman. With regard to equity, the Board changed the annual RSU award from a fixed number to an award based on a fixed value, which is $40,000 divided by the fair market value of our common stock on the grant date.

During fiscal 2008, the director fees included the following: $40,000 annual retainer, $25,000 annual fee for the Audit Committee Chairperson, $10,000 annual fee for the Compensation Committee Chairperson, $15,000 fee for the Lead Independent Director, and $15,000 fee for Non-Executive Chairman. The annual fee per committee member included the following: $9,000 annual fee for Audit, $5,000 annual fee for Compensation, and $3,000 for NCGC. Committee chairpersons did not receive the annual member fee per committee. Each director received $1,000 payment for each meeting attended through May 1, 2008 but afterwards, consistent with the new compensation program, meeting fees were earned for attendance by a non-committee board member invited to a committee meeting and for special committee attendance. Following reelection to the Board in fiscal 2008, each director received a grant of 24,000 stock options and 4,762 RSUs. The grant dates of the equity awards for fiscal 2008 were May 6, 2008 for stock options and May 27, 2008 for RSUs.

Each director will receive an automatic equity award consisting of a combination of stock option awards and RSUs weighted toward option awards, to be granted subsequent to the Annual Meeting in accordance with PMC’s established grant practices. The stock awards will vest over a one-year period. Each director will receive an option to purchase 24,000 shares and a restricted stock unit grant equivalent to $40,000 in value based on the fair market value of the stock on the date of grant. Each director is required to own at least $50,000 of PMC’s common stock and will have five years from the date of the first RSU award to accumulate this ownership holding.

Compensation Item	2008		2009
Annual Retainer(1)	$40,000		$40,000
Per meeting payment(2)	$1,000		$1,000
Initial Stock Option	40,000	shares(3)	40,000	shares(3)
Annual Stock Option	24,000	shares(4)	24,000	shares(4)
Annual Restricted Stock Unit Award	$40,000	(5)	$40,000	(5)
Annual Fee for Audit Committee Chair(1)	$25,000		$25,000
Annual Fee for Compensation Committee Chair(1)	$10,000		$10,000
Annual Fee for Lead Independent Director (Independent Board Chair)(1)	$15,000		$15,000
Annual Fee for Non-Executive Chair	$15,000		$15,000
Annual Fee for each Audit committee member except Audit Committee Chair(1)	$9,000		$9,000
Annual Fee for each Compensation committee member except Compensation Committee Chair(1)	$5,000		$5,000
Annual Fee for each Nominating and Corporate Governance committee member(1)	$3,000		$3,000

(1)	Directors may elect annually not to receive the cash payment and instead to receive: (i) a fully vested option, exercisable at fair market value on the date of grant, to purchase a number of shares equal to three times the cash payment times 60%, divided by the per share market value on the date of grant; and (ii) a fully vested RSU award entitling the director to receive a number of shares equal to three times the cash payment, times 40%, divided by three, divided by the per share market value on the date of grant.
(2)	Meeting fees of $1,000 will be paid for Committee meetings in the following situations: (i) where the Committee Chair invites a non-Committee Board member to attend a Committee meeting and the Chair determines that a meeting fee will be paid; (ii) for meetings in excess of the scheduled number of annual Committee meetings; and (iii) where a special committee is constituted and its chair determines that a meeting fee will be paid for such attendance.
(3)	Directors receive a stock option to purchase 40,000 shares upon joining the Board. This stock option vests 1/24 per month over two years, and has an exercise price equal to the fair market value of the stock on the date of grant.
(4)	Each Board member receives an annual grant of stock options to purchase 24,000 shares in accordance with PMC’s established practices. Stock options are unvested on their grant date and have an exercise price equal to the fair market value of the common stock on the grant date. The options vest 1/12th per month until they are fully vested after one year.
(5)	Each Board member receives an annual RSU award based on a fixed value, which is $40,000 divided by the fair market value of common stock on the grant date, in accordance with PMC’s established practices. Based on this formula, each director received 4,762 RSUs in fiscal 2008. The RSUs will be fully vested after one year.

Director Compensation

for Fiscal 2008

The following table sets forth the annual compensation paid or accrued by the Company to or on behalf of the directors of the Company other than the chief executive officer for the fiscal year ended December 28, 2008.

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(2)		Option Awards ($)(3)		All Other Compensation ($)		Total ($)(8)
Robert L. Bailey	55,000	(1)	20,407	(4)	70,330	(5)	16,407	(6)	162,144
Richard E. Belluzzo	58,000		20,407	(4)	70,330	(5)			148,737
James V. Diller, Sr.	55,000		20,407	(4)	70,330	(5)	6,137	(7)	151,874
Michael R. Farese	59,000		20,407	(4)	70,330	(5)			149,737
Jonathan J. Judge	73,000		20,407	(4)	70,330	(5)			163,737
William H. Kurtz	73,000		20,407	(4)	70,330	(5)			163,737
Frank J. Marshall	64,000		20,407	(4)	70,330	(5)			154,737

(1)	Annual Director fees were paid to Mr. Bailey after he was no longer entitled to cash compensation for service as the President and Chief Executive Officer.
(2)	The stock awards granted to the directors were in the form of RSUs. Amounts shown do not reflect compensation actually received by the directors. Instead, the amounts shown are the compensation costs recognized for stock awards in fiscal 2008 for financial reporting purposes as determined pursuant to Statement of Financial Accounting Standards No. 123(R), or FAS 123R. The assumptions used in the calculation of values of option awards are set forth under the section entitled “Stock-based compensation” of PMC’s Annual Report on Form 10-K for fiscal year 2008, filed with the SEC on February 25, 2009 (“PMC’s 2008 Annual Report”).
(3)	Amounts shown do not reflect compensation actually received by the directors. Instead, the amounts shown are the compensation costs recognized for option awards in fiscal 2008 for financial statement reporting purposes.

(4)	The amount indicated reflects the compensation costs recognized in fiscal 2008 for RSUs granted with the following fair value as of the grant date: 4,762 RSUs were granted on May 27, 2008 with a fair value of $40,001.
(5)	Reflects the compensation costs recognized in fiscal 2008 for stock option grants with the following fair values as of the grant date: 24,000 options were granted on May 6, 2008 with a fair value of $ 110,400. As at December 28, 2008, Mr. Bailey had an aggregate of 3,589,000 options outstanding, Mr. Belluzzo had an aggregate of 208,000 options outstanding, Mr. Diller had an aggregate of 336,005 options outstanding, Mr. Farese has an aggregate of 88,000 options outstanding, Mr. Judge had an aggregate of 168,000 options outstanding, Mr. Kurtz had an aggregate of 218,000 options outstanding, and Mr. Marshall had an aggregate of 303,000 options outstanding.
(6)	Through May 2008 while Mr. Bailey was employed as the President and Chief Executive Officer and thereafter, pursuant to Mr. Bailey’s Transition Agreement, Mr. Bailey participated in the Company’s medical, dental and other welfare plans. The amount indicated reflects the portion of insurance premiums paid by the Company on Mr. Bailey’s behalf while he was an employee and a portion of costs reimbursed to Mr. Bailey for insurance coverage under the Transition Agreement.
(7)	From the time of Mr. Diller’s resignation from the position of Chief Executive Officer of PMC in 1997, he and his spouse have been participated in Company-sponsored medical, dental and vision insurance. The amount indicated reflects the costs of such coverage. The Company has agreed to reimburse Mr. Diller for annual health insurance premiums for his lifetime.
(8)	The Company did not pay any non-equity incentive plan compensation or any nonqualified deferred compensation to its directors in 2008.

Compensation of Employee Directors

As an executive officer of PMC for part of fiscal 2008, Mr. Bailey, the Chairman of the Board, also received in fiscal 2008 a base salary, an incentive bonus and other cash compensation paid for his service as an executive officer, which compensation is detailed in the Summary Compensation Table at page 35.

Mr. Lang joined PMC as a director, President and Chief Executive Officer in fiscal 2008. Mr. Lang received a base salary, options, an incentive bonus and other cash compensation paid for his service as an executive officer, which compensation is detailed in the Summary Compensation Table on page 35. Mr. Lang did not receive any retainer, meeting fees or equity paid to non-employee directors.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview of Compensation Program

PMC’s compensation program is overseen and administered by the Compensation Committee (the “Committee”), which is comprised entirely of independent directors as determined in accordance with various NASDAQ, SEC and Internal Revenue Code rules. The Committee’s goal is to ensure that the total compensation paid to PMC’s executive officers is fair, reasonable and competitive. The Committee operates under a written charter adopted by our Board. A copy of the charter is available at: http://www.pmc-sierra.com/charter/compensation. Generally, the compensation and benefits provided to the Named Executive Officers, as defined in the Summary Compensation Table, are similar to those provided to PMC’s other executive officers.

Compensation Philosophy and Objectives

Under the Committee’s supervision, in fiscal 2008, PMC implemented a compensation program that rewards performance and strikes a balance between employee retention and stockholder return by:

•	directly and substantially linking rewards to measurable corporate performance;

•

permitting sufficient flexibility to enable PMC to continue to attract, motivate and retain executives in a highly cyclical business environment and to support PMC in achieving its strategic business objectives;

•	incentivizing executives in all stages of the cyclical economy of the semiconductor industry;

•	minimizing dilution by providing a mix of equity incentives within Committee approved guidelines; and

•	providing competitive compensation with opportunity for above-market pay tied to above-target performance.

Role of Executive Officers in Compensation Decisions

The Committee reviews and approves the total compensation for all of PMC’s executive officers. In 2008, under the Committee’s supervision, management again engaged a compensation consultant, Watson Wyatt, to analyze each officer’s compensation and to provide peer company data for comparison with each officer’s compensation. Watson Wyatt provides PMC with competitive market data obtained from compensation surveys and proxy data to review continued suitability of PMC’s compensation programs and identify trends in executive compensation. Watson Wyatt conducts this study in the third quarter of each fiscal year for the following year. Watson Wyatt’s 2007 benchmarking study formed the basis of recommendations for PMC’s 2008 executive compensation. Management used the Watson Wyatt study to compare each element of total executive compensation, including base salaries, cash and equity incentives against similar roles within a group of peer companies in the US semiconductor industry which have similar financial profiles to PMC’s or against which PMC competes for business and talent (the “Peer Group”).

The Peer Group serves as PMC’s primary external reference for executive compensation. During the third quarter of 2008, the Compensation Committee updated the list of companies comprising its Peer Group. As a result, seven companies were eliminated and one company was added (noted with an* below):

•	Altera Corporation

•	Applied Micro Circuits Corporation*

•	Atheros Communications, Inc.

•	Broadcom Corporation

•	Conexant Systems, Inc.

•	Emulex Corporation

•	Integrated Device Technology, Inc.

•	Intersil Corporation

•	Marvell Technology Group Ltd.

•	Qlogic Corporation

•	RF Micro Devices, Inc.

•	Silicon Laboratories Inc.

•	Xilinx, Inc.

PMC used this Peer Group for setting executive compensation for fiscal 2009.

In the first quarter of the fiscal year, management prepares and submits to the Committee annual performance assessment and compensation recommendations for PMC’s executive officers for Committee review and approval. These recommendations are based on the executives’ performance in the prior year, Watson Wyatt’s comparative analysis of PMC’s compensation practices, generally and of its executives. The Committee considers, but is not bound to and does not always accept, management’s executive compensation recommendations.

The Committee has the authority to engage its own independent advisors to assist in carrying out its responsibilities. In fiscal 2008, the Committee engaged Compensia which was instructed to keep the Committee informed of trends in executive compensation and advise the Committee on management’s proposals. Compensia was also asked to assess market practices with regard to performance-related equity, including prevalence, performance metrics and the mix of time-based versus any performance-based equity. Compensia reports to the Committee rather than to management, although Compensia may meet with or confer with management from time to time for purposes of gathering information to evaluate proposals that management may make to the Committee.

Management attends some of the Committee’s meetings, but the Committee also holds meetings not attended by any members of management. The Committee discusses the Chief Executive Officer’s (the “CEO”) compensation package with the CEO, but makes decisions with respect to the CEO’s compensation without the CEO present. The Committee has the ultimate authority to make decisions with respect to the compensation of our executive officers, but may, if it chooses, delegate any of its responsibilities to subcommittees, in accordance with the Committee’s charter.

Elements of Compensation

There were five major elements that comprised PMC’s compensation and incentive program in fiscal 2008:

•	base salary;

•	semi-annual performance based cash bonuses;

•	equity incentives;

•	retirement benefits; and

•	health and other benefits.

The Compensation Committee and management consider each of these elements useful and necessary to meet one or more of the principal objectives of our compensation philosophy and objectives. For instance, base salary is set with the goal of attracting executives and adequately compensating and rewarding them on a day-to-day basis for the time spent and the services they perform and skills and experience they bring to PMC. In setting compensation levels for a particular executive, the Committee takes into consideration the proposed compensation package as a whole and each element individually, as well as the executive’s past and expected future contributions to our business and the benchmarking data received from Watson Wyatt on the cash compensation and equity of the Peer Group for comparable executive officer positions. Equity incentives are also compared to the Peer Group on a target and actual basis in the most recent fiscal year. Equity incentives are valued using a Black-Scholes pricing model, and we also reference equity awards as a percentage of shares outstanding. Individual components of compensation are weighted against the competitive data for the Peer Group. We strongly believe in engaging and retaining the best talent for critical functions, and this may entail negotiations with executive candidates who have significant compensation and incentive packages with current or other potential employers. In order to enable PMC to hire and retain talented executives, the Committee may determine that it is in the best interests of PMC to deviate from PMC’s standard compensation and incentive practices when such deviation is required by competitive or other market forces.

Base Salary

A competitive base salary is provided to each executive officer to recognize the skills and experience each individual brings to PMC and the performance contributions they make and the responsibilities they undertake. PMC references the median (50th percentile) of the base salaries of executive officers in similar positions in its Peer Group. Other factors considered include internal comparisons, individual skills and experience, performance contributions and competitiveness of the marketplace. Salaries are reviewed on an annual basis, taking into account the factors described above.

After considering the compensation targets, management recommendations, and other factors, the Committee increased the base salaries for all Named Executive Officers by an average of 2.14% for fiscal 2008. Base salary levels for each of the Named Executive Officers are reflected in the column labeled as “Salary” of the Summary Compensation Table on page 35. On average, base salaries for the Named Executive Officers are between the median and 75th percentile of the Peer Group for comparable positions.

The Committee concurred with management’s recommendation not to make any market or merit increases to base salaries for executive officers in fiscal 2009 due to general economic conditions.

Short-Term Incentive Program (Bonus)

In fiscal 2008, executives participated in the company-wide STIP, which is designed to reward an individual’s performance against short-term corporate and individual goals with a cash bonus. Bonus payout had three components:

•	the individual’s annual bonus target which is a percentage of base salary set by the Committee for executives upon hire and then reviewed annually by the Committee;

•	the Company’s performance against a profitability target in its internal operating plan approved by the Board at the start of the year; and

•	performance against individualized quarterly objectives set by the CEO and discussed and rated quarterly.

Individual annual bonus targets. With the exception of the CEO, executive bonus targets ranged from 40% to 60% of base salary. Like base salary, the bonus targets are benchmarked against our Peer Group and referenced against the median (50th percentile) for comparable positions.

Company performance target. The Company’s performance against target is what funds the bonus pool. The target in fiscal 2008 was earnings before interest and tax (“EBIT”), on a non-United States generally accepted accounting principles (“non-GAAP”) basis, as set in the Company’s 2008 Plan of Record. PMC utilizes non-GAAP operating measures internally to evaluate its operating performance, and generally excludes gains, losses and other charges that are considered by management to be outside of the PMC’s core operating results. The Company’s Plan of Record is an internal, non-public financial plan approved by the Board at the beginning of the year and reviewed with the Board quarterly (the “Plan of Record”). Targets in the Plan of Record are considered by management to be aggressive but not unattainable, and are based on management’s evaluation of, among other things, customer feedback and demand projections, historical revenue and trends, and industry and economic environment. Because the Plan of Record represents a proposed annual business plan and the Company only discloses its business outlook of a limited number of financial metrics one quarter in advance of the reporting of its quarterly financials, disclosure of the Company’s Plan of Record would be competitively harmful and confusing to investors. In fiscal 2008, management used non-GAAP EBIT operating measures as the primary STIP target. There is a minimum achievement threshold of 50% of the STIP Plan of Record target for any employee, including executives, to receive bonuses regardless of individual achievement. The Committee does not believe employees should be rewarded for less than 50% achievement of the Plan of Record target. The Committee believes payment for achievement over 50% of the Plan of Record target is valuable for retention and competitiveness and, in 2008, did not cap achievement over 100%. The Company does not disclose the specific EBIT target in the Plan of Record that must be achieved for STIP bonuses to be paid because it would result in competitive harm and may therefore be omitted pursuant to Instruction 4 to Item 402(b) of Regulation S-K.

Individual performance objectives. All employees have written objectives against which they are measured quarterly. With the exception of the CEO, the individual performance objectives of the named executive officers are dynamic, short-term goals that are specific to the individual’s area of responsibility and aligned with the Company’s annual Plan of Record and its strategic and operational objectives. Depending on the executive officer, the performance objectives may relate to the financial performance of the Company, product launch or tape-out timelines, revenue or other financial targets of the individual’s business or functional unit, new product design win targets, new or strategic account penetration, or supplier terms. For example, the objectives for the general manager of a product division may include new market identification, tape-out or launch of a new product or meeting aggressive revenue or other financial targets in its portion of the Company’s Plan of Record; the objectives for the vice president of worldwide sales may include design win targets or new or strategic account identification and penetration. At the end of each quarter in 2008, the CEO reviewed and rated the executive’s achievement of his or her stated objectives. The targets are set such that they are attainable only with significant effort while at the same time still making them achievable. The fact that targets are set aggressively and require achievement of significant financial performance is demonstrated by the fact that over the past five years, payouts under STIP in some years have been minimal. The Company does not disclose the specific individual performance objectives to be achieved in order for the Company’s Named Executive Officers to earn their respective bonus payments because it would result in competitive harm and may therefore be omitted pursuant to Instruction 4 to Item 402(b) of Regulation S-K.

Individual achievement on objectives may exceed 100% enabling payment in excess of 100% of an individual’s target for the STIP period, provided that the Company met at least 50% of its operational performance target in the Plan of Record and that the aggregate of employee bonuses paid out in that period do not exceed the earned STIP bonus pool for that period. Thus, employees that do not perform as well individually may receive a smaller bonus which allows funds remaining in the bonus pool to be used to increase the bonus awarded to individuals who may have exceeded their individual performance objectives.

In 2008, STIP was measured for all employees, including executives, on a bi-annual basis. The bonus pool for the first half of 2008 for all employees was funded at 117% of PMC’s 2008 EBIT target in the Plan of Record which represented PMC’s projected performance against such target after the first half of the year. PMC finished 2008 at 112% of its EBIT target in the 2008 Plan of Record and thus, to take into account the mid-year progress payment, the bonus pool for the second half of 2008 was funded at 107% of target. Actual STIP bonus amounts earned by each of the Named Executive Officers are reflected in the column labeled “Non-Equity Incentive Plan Compensation” of the Summary Compensation Table on page 35.

2009 STIP. As in 2008, the fiscal 2009 STIP is designed to reward an individual executive’s performance against short-term corporate financial objectives and individual goals with a cash bonus. The metric by which the 2009 STIP will be funded is the same as in 2008—Company performance against the non-GAAP EBIT annual target determined in the Company’s 2009 Plan of Record approved by the Board at the start of the year. In 2009, Company performance will again be measured bi-annually and again requires that PMC meet at least 50% of the Company’s performance target for any bonuses to be paid. Because of the current economic climate, PMC will cap any progress payment earned after the first half of 2009 at 25% of the annual performance at the end of the second quarter. This is 50% of the normal payout target. After year-end financial results are assessed, the bonus payout for the second half of the year will be based on the 50% of Company’s achievement of the second half annual Plan of Record EBIT target. If the annual and first six-month targets were exceeded then the Company will allow for a “true up” of the first half not to exceed 25% performance against annual Plan of Record EBIT target. Thus, it will be difficult in 2009 for bonuses to meet or exceed 100% of an individual’s target. Similar to 2008, actual payment will further depend upon the individual’s achievement of their personal objectives as stated above. There are no accelerators applied to payment. The bonus targets as a percentage of base salary for each of the Named Executive Officers for 2009 range from 50% to 60%, with the exception of Mr. Lang, the President and CEO (discussed below).

Equity Incentives

Equity-based incentives are granted under PMC’s stockholder-approved equity incentive plans. Our Board has delegated the authority to grant stock and other equity awards to the Committee, including any awards to our executive officers. Based on recommendations from management, the Committee selects employees to whom equity awards may be granted, the amount of PMC common stock covered by the award, and the terms and conditions of the award. The grant of any award is voluntary and occasional and does not create any contractual or other right for any employee to receive future grants of options, or benefits in lieu of options, even if options have been granted repeatedly in the past.

PMC and the Committee regularly monitor the environment in which PMC operates and adjusts the equity incentive program if necessary to help us meet our overall compensation objectives. The Committee approved the use of both stock options and RSUs as equity incentives beginning in fiscal 2007. The use of both stock options and RSUs is reviewed and validated annually against peer data. Executive officers received a combination of stock options and RSUs in fiscal 2008, with a greater proportion being weighted toward options. PMC and the Committee believe that RSUs provide a tangible value to employees, and therefore are efficient retention and motivation tools. The Committee believes that equity incentives encourage the achievement of superior results over time and align employee and stockholder interests. All equity incentives are subject to vesting provisions to encourage executive officers to remain employed with and invested in PMC.

In the third quarter of 2008, PMC engaged Watson Wyatt to conduct a study to determine whether PMC’s compensation and incentive program would benefit from the adoption of performance-based RSUs. After reviewing and evaluating Watson Wyatt’s report, including the analysis of any such programs in the Peer Group, the Compensation Committee determined, consistent with management’s recommendation, that performance-based RSUs would not strengthen PMC’s existing pay-for-performance philosophy. The Committee affirmed that PMC’s current compensation and incentive program satisfies pay-for-performance objectives through time-based stock options and the program is balanced with the retention benefit of time-based RSUs. Nonetheless, PMC will continue to evaluate the relative merits of time versus performance-based equity during its annual compensation and incentive review.

The Committee has implemented general policies relating to grants of stock and other awards and these policies also apply to our executive officers. Specifically, the Committee has determined that stock options shall only be granted on the first Tuesday of each month. The Committee determined that RSUs would be granted quarterly on February 25th, May 25th, August 25th and November 25th. If the market is closed on the pre-selected grant date, the grant date will be the next trading day the market is open. However, if a member of the Committee has not provided his approval before the pre-selected grant date then the grant date will become the date the last Committee member provides his approval. Grants are only approved at a properly constituted meeting of the Committee or by electronic unanimous written consent of the Committee members. All required documentation, including the recommended recipients and grant amounts, is sent by management, approved in advance by the CEO, and received by the Committee typically several days prior to the pre-selected grant date. The Committee has pre-set guidelines for award recommendations for new-hire, promotion, and annual performance grants by position level (as individual contributors or members of management). Grant recommendations that exceed these guidelines are highlighted and explained to the Committee. The Committee may make changes to the award recipients and recommended grant amounts prior to the grant date. All stock option grants have a per share exercise price equal to closing price of the PMC’s common stock on the NASDAQ Global Select Market on the date of grant. In fiscal 2008, all equity awards were approved by electronic unanimous written consents approved in advance of the pre-selected grant date so that all awards were made on the pre-selected grant date (or the next trading day thereafter if the market was closed on the pre-selected grant date).

Monthly grants for newly hired and promoted employees are considered valuable to support ongoing hiring and incentive objectives to remain competitive and to concentrate the administrative activities on a single day. In fiscal 2009, PMC expects to continue to make monthly stock option grants and quarterly restricted stock unit grants (or tax equivalent securities) on the pre-selected dates and in the same manner as identified above.

Because PMC grants options on a monthly basis and RSUs on a quarterly basis, each on predetermined dates, equity awards to executive officers may be made prior to the release of material nonpublic information that may result in an increase in the price of PMC’s common stock, such as a significant positive earnings announcement. Management and the Committee believe that consistency in grant dates for equity awards is paramount. Given PMC’s ongoing hiring efforts in a competitive job market and the historical volatility of its stock trading price, management and the Committee believe that it is important to grant equity incentive awards as close as possible to the start-date of newly hired employees. Option awards provided in connection with PMC’s annual performance review of all employees, including executive officers hired before October 1st of the previous year, are generally granted on the first Tuesday of March in connection with the regularly monthly grant schedule. Equity awards associated with the 2009 performance review were, or will be made as follows: stock option awards will be granted March 3, 2009 and April 7, 2009, and restricted stock unit grants will be made on May 26, 2009, given that May 25, 2009 is a US holiday (Memorial Day).

The size of an equity award our Committee may consider granting to each executive officer and the vesting schedule for each award is determined based on a variety of factors. The Committee annually reviews PMC’s historical annual equity grants as a percentage of PMC’s outstanding shares, what amounts are vested and unvested, and their relative value based on then-current stock price, historical actual option exercises relative to outstanding shares, and the total number and proportion of shares subject to outstanding options relative to the Peer Group. Beginning in 2009, the Committee will use the share value transfer method as its primary metric of setting and measuring PMC’s equity grant usage. The share value transfer method is described further below. The Committee also reviews Peer Group data for executive officers in comparable positions, covering the executive’s aggregate equity position relative to shares outstanding and the size of each executive’s proposed annual option grant (normalized for differences in shares outstanding). Awards are also determined by referencing other factors such as comparisons to the executive’s internal peers, individual skills and experience, and the executive’s performance and specific contributions during the prior year. PMC references the median of the Peer Group for equity awards to its executive officers, based on the information gathered by Watson Wyatt from publicly available sources. Any proposed grant that is outside of this target is highlighted for the Committee. In 2008, two executive were granted equity between the median and the 75th percentile of the Peer Group. The remaining executives were awarded below the 50th percentile, except for the new-hire grant to the incoming CEO, discussed below. Excluding the CEO’s new-hire grant, during fiscal 2008, the Committee approved stock option grants to Named Executive Officers to purchase an aggregate of 435,000 shares of common stock at a price of $4.79 per share. All options vest over four years and have a ten-year term. Excluding the CEO’s new-hire grant, the Committee granted an aggregate of 96,667 RSUs to Named Executive Officers that vest over a four year period, with 50% vesting 24-months after the grant date and an additional 25% vesting each 12-month period thereafter.

Equity incentive awards to Named Executive Officers in fiscal 2008 are reflected in the Summary Compensation Table on page 35 and the Grants of Plan Based Awards Table on page 37.

For fiscal 2009, the Committee has limited the number of shares that may be granted in 2009 as equity incentives at a share value transfer rate of 1.75% of market cap and, as it reviews equity usage on at least a quarterly basis, the Committee will continue to consider gross and net share burn rate, dilution and overhang as supplementary factors. Share value transfer methodology targets aggregate annual grants based on grant value and cost as a percentage of company market-capitalization value. The Committee believes this measure is valuable because it allows the Company to compare the annual cost of its equity program versus peer companies. According to Watson Wyatt’s equity study in the third quarter of 2008, the average share value transfer rate for PMC’s Peer Group is at least 1.9%.

Compensation of the Chief Executive Officer

The Committee determines compensation for Mr. Lang, the Company’s President and CEO. As it does for the other executives, in determining total compensation for Mr. Lang, the Committee considered short and long term incentives through a mixture of cash and equity. The Committee and its consultant, Compensia, reviewed Peer Group compensation data from Watson Wyatt, assessed Mr. Lang’s experience and evaluated the incentive needed to attract and retain Mr. Lang, and the Company’s expectations as to Mr. Lang’s future contributions to PMC.

Mr. Lang joined PMC in April 2008 at a base salary of $630,000. This base salary amount is between the median and the 75th percentile of the Peer Group.

Mr. Lang’s STIP bonus target is $600,000 which is between the median and the 75th percentile of the Peer Group. Mr. Lang’s individual objective is to deliver the financial performance projected in the Company’s annual Plan of Record. Thus, his bonuses are a function of his bonus target and the percentage achievement of the Company’s performance to the annual Plan of Record. Like other employees, Mr. Lang would not receive any bonus if the Company’s operational performance was below 50% of target and he is likewise subject to any caps on STIP payouts. As stated above, PMC does not disclose the specific EBIT target in the Plan of Record that must be achieved for STIP bonuses to be earned because it would result in competitive harm and may therefore be omitted pursuant to Instruction 4 to Item 402(b) of Regulation S-K.

Mr. Lang’s new hire equity grant included (i) an option to purchase 1,600,000 shares of common stock at the closing fair market value on the date of grant (May 6, 2008) which was $8.06 and (ii) 200,000 RSUs (granted May 27, 2008). The grants were approved after Mr. Lang commenced employment and processed in accordance with PMC’s standard practices. The terms and conditions of these grants are the same as given to other executives and employees: options vest over four years and have a ten-year term with 25% vesting after 12 months and 1/48 th vesting monthly thereafter; RSUs vest over a four year period, with 50% vesting 24 months after the grant date and an additional 25% vesting each 12-month period thereafter. The stock options and RSUs granted to Mr. Lang are between the median and 75th percentile of the Peer Group. The award was based upon Peer Group compensation data, and the Committee’s assessment of Mr. Lang’s expected future contributions to PMC.

Consistent with the approach to 2009 compensation for other employees and executives, Mr. Lang’s 2009 base salary and bonus target will remain at 2008 levels.

Retirement and Other Benefits

PMC maintains for its US-based executives a tax-qualified 401(k) plan, which provides for broad-based employee participation. Under the 401(k) plan, all PMC employees in 2008, including executive officers, were eligible to receive matching contributions from PMC. The matching contribution for 401(k) plan year 2008 was $5,500 and was calculated and paid on a payroll-by-payroll basis subject to applicable Federal limits. Canadian-based executives participate in PMC’s Group Registered Retirement Savings Plan (“RRSP”). Under RRSP, all PMC employees located in Canada in 2008, including executive officers, were eligible to receive matching contributions from PMC. In 2008, RRSP participants were required to contribute a minimum annual contribution of 1% of base salary which PMC then matched dollar for dollar up to 5% of the employee’s base salary to a maximum of $5,000.

Because of the current economic conditions and as part of other company-wide cost cutting messages, effective January 25, 2009, PMC suspended its matching contribution under the 401(k) and RRSP plans for U.S. and Canadian employees, including executives.

In fiscal 2008, the executive officers were eligible to receive the same health and welfare benefits that are generally available to other employees and a contribution to their benefit premium that is the same as provided to other employees in the relevant jurisdiction. These benefits programs include extended health and dental insurance, health and dependent care flexible spending accounts, short term and long term disability, life insurance and supplemental life insurance, accidental death and dismemberment, leave programs, employee assistance program and certain other benefits. Employees may also participate in PMC’s stockholder approved Employee Stock Purchase Plan to purchase PMC’s common stock at a price equal to 85% of the fair market value of the common stock on the enrollment date or the exercise date, whichever is lower. Additional compensation may be obtained by participating in PMC’s patent award program or education assistance. Due to the complexities of filing tax returns in the United States and Canada, certain executives may also receive tax preparation services as additional compensation (but do not receive tax equalization).

PMC does not provide defined benefit pension plans or defined contribution retirement plans to its executives or other employees other than the 401(k) plan. PMC common stock is not included in PMC’s 401(k) plan, except as it may be indirectly included as part of a fund’s holdings. PMC does not offer a deferred income plan for its executives.

Management and the Committee believe the retirement benefits and other generally available benefit programs described above are appropriate and consistent with its overall compensation program to better enable PMC to attract and retain superior employees. Management periodically reviews the levels of benefits provided to all employees and makes market or other economic adjustments, as necessary. Attributed costs of the personal benefits described above for the Named Executive Officers for the fiscal year ended December 28, 2008, are included in the column labeled “All Other Compensation” in the Summary Compensation Table on page 35.

Change of Control Arrangements

In addition, we have change of control arrangements with our Named Executive Officers, which provide for the executives to receive certain payments and benefits if their employment with PMC is terminated in connection with a change of control of the Company. Information regarding applicable payments under such agreements for the Named Executive Officers is provided under the heading “Change of Control and Severance Agreements” on page 41. These arrangements are designed to promote stability and continuity of senior management. Benefits are capped at the amounts prescribed under Sections 280G and 4999 of the Code, and PMC does not provide payments to reimburse its executive officers for additional taxes incurred (gross-ups) in connection with a change of control.

Stock Ownership Guidelines

To directly align the interests of executive officers with the interests of the stockholders, in December 2006 the Committee approved stock ownership guidelines that require that each executive officer retain a minimum ownership interest in PMC. The amount of stock an executive must retain depends upon the executive’s position. The Chief Executive Officer is required to own and retain a minimum number of shares or share units totaling in value one times his base salary, while all other actively employed executive officers are required to own and retain a minimum number of shares or share units totaling in value no less than $100,000. The Chief Executive Officer must attain the ownership guideline by the fifth anniversary of his first grant, and other executive officers must attain the ownership guideline by the fifth anniversary of the first grant of RSUs to such officer. PMC’s insider trading policy permits the margining of PMC stock held by executive officers, as well as stock “collars” or other “hedges” as pre-approved by PMC, so long as such transactions are accomplished within the requirements of PMC’s insider trading policy.

Tax and Accounting Implications

Deductibility of Executive Compensation

As part of its role, the Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), which provides that PMC may not deduct compensation of more than $1,000,000 that is paid to certain individuals. PMC believes that compensation paid under the management incentive plans is generally fully deductible for federal income tax purposes. However, in certain situations, the Committee may approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation for its executive officers. For fiscal 2008 no executive officer received compensation subject to Section 162(m) of the Code in excess of $1,000,000.

Accounting for Stock-Based Compensation

Beginning on January 1, 2006, PMC began accounting for stock-based compensation, including its stock option grants and restricted stock awards, in accordance with the requirements of FASB Statement 123(R).

COMPENSATION COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that PMC specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION COMMITTEE

Michael R. Farese
Jonathan J. Judge, Chair

The following table provides fiscal 2006, 2007 and 2008 compensation information for the former and current President and CEO, the Chief Financial Officer, and three other executive officers of PMC who together constitute the most highly compensated executive officers in fiscal year 2008 based on their total compensation but without taking into account the annual change in the actuarial present value of accumulated pension benefits and earnings on non-qualified deferred compensation (the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE

For Fiscal Year Ended December 28, 2008

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)(1)		Option Awards ($)(2)		Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)		Total ($)
Gregory S. Lang President, CEO	2008	424,038				185,573		954,238		442,499	(3)	12,731	(4)	2,019,079

Robert L. Bailey Former President, CEO	2008	251,154				20,407		70,330		345,000	(5)	17,447	(6)	704,338
	2007	488,462				0	(7)	0	(7)	472,769	(8)	23,707	(9)	984,938
	2006	450,000						520,112		247,286		34,332	(10)	1,251,730
Michael W. Zellner Vice President and Chief Financial Officer (11)	2008	365,000				18,557		38,153		245,280	(12)	16,188	(13)	683,178
	2007	303,231				50,033		165,483		181,467	(14)	7,820	(15)	708,034
	2006
Colin C. Harris Vice President, Chief Operating Officer	2008	324,623	(16)			24,744		50,870		233,865	(17)	6,903	(18)	641,005
	2007	276,981	(16)			17,659		57,606		149,397	(19)	10,473	(20)	512,116
	2006	258,827	(16)					261,328	(21)	80,190		9,846	(22)	610,191
Robert M. Liszt Vice President, Worldwide Sales	2008	288,385				24,744		50,870		177,601	(23)	16,942	(24)	558,542
	2007	281,154				11,773		38,404		158,452	(25)	16,942	(26)	506,725
	2006	227,404		50,000	(27)			223,844		62,231		14,768	(28)	578,247
Mark C. Stibitz Vice President, General Manager, Enterprise Storage Division	2008	282,692				21,651		44,512		173,499	(29)	8,242	(30)	530,596
	2007	272,116				17,658		57,606		114,380	(31)	7,810	(32)	469,570
	2006	262,500						156,033		134,172	(33)	7,560	(34)	560,265

(1)	Amounts shown do not reflect compensation actually received by the Named Executive Officer. Instead, the amounts shown are the compensation costs recognized for stock awards in fiscal 2008 for financial statement reporting purposes as determined pursuant to FAS 123R. The assumptions used in the calculation of values of stock awards are set forth under the section entitled “Stock based-compensation” of PMC’s 2008 Annual Report. RSUs were awarded on May 27, 2008 and May 25, 2007 and were not awarded in fiscal 2006.
(2)	Amounts shown do not reflect compensation actually received by the Named Executive Officer. Instead, the amounts shown are the compensation costs recognized for option awards in fiscal 2008 for financial statement reporting purposes as determined pursuant to FAS 123R. The assumptions used in the calculation of values of option awards are set forth under the section entitled “Stock based-compensation” of PMC’s 2008 Annual Report.
(3)	Includes a bonus of $321,000 earned in third and fourth quarters of 2008, which was awarded in the first quarter of 2009.
(4)	This amount consists of: (a) $602 in life insurance premiums, (b) $3,750 under the tax-qualified 401(k) plan, (c) $1,010 in medical allowances, (d) $770 in moving expenses, (e) $10 in Oregon workers’ benefit fund tax assessment and (f) $6,589 in tax preparation services.
(5)	Bonus earned for the first and second quarters of 2008. Mr. Bailey resigned as CEO of PMC-Sierra, Inc. in May 2008.
(6)	This amount consists of: (a) $15,903 in tax preparation services, (b) $788 in life insurance premiums and (c) $756 in a US benefit allowance.
(7)	Mr. Bailey did not receive an equity award in 2007 because his beneficial interest in the Company met the ownership and retention objectives underlying equity-based compensation.
(8)	Includes a bonus of $282,000 earned in third and fourth quarters of 2007, which was awarded in the first quarter of 2008.

(9)	This amount consists of: (a) $19,900 in tax preparation services, (b) $1,467 in life insurance premiums, (c) $1,500 in a US benefit allowance and (d) $840 for a medical examination.
(10)	This amount consists of: (a) $31,950 in tax preparation services, (b) $882 in life insurance premiums and (c) $1,500 in a US benefit allowance.
(11)	Mr. Zellner was hired as Vice President, Chief Financial Officer on March 2, 2007.
(12)	Includes a bonus of $117,165 earned in third and fourth quarters of 2008, which was awarded in the first quarter of 2009.
(13)	This amount consists of: (a) $7,946 in tax preparation services, (b) $1,242 in life insurance premiums, (c) $1,500 in a US benefit allowance, and (d) $5,500 under the tax-qualified 401(k) plan.
(14)	Includes a bonus of $123,516 earned in third and fourth quarters of 2007, which was awarded in the first quarter of 2008.
(15)	This amount consists of: (a) $1,051 in life insurance premiums, (b) $5,500 under the tax-qualified 401(k) Plan and (c) $1,269 in medical allowances.
(16)	Mr. Harris is paid in Canadian Dollars so reported amounts will vary depending upon the exchange rate then in effect.
(17)	Includes a bonus of $121,603 earned in third and fourth quarters of 2008, which was awarded in the first quarter of 2009.
(18)	This amount consists of: (a) $655 in life insurance premiums, (b) $1,286 in a medical allowance and (c) PMC’s matching contribution of $4,962 under PMC’s tax-qualified RRSP.
(19)	Includes a bonus of $87,787 earned in third and fourth quarters of 2007, which was awarded in the first quarter of 2008.
(20)	This amount consists of: (a) $526 in life insurance premiums, (b) $1,158 in medical allowance, (c) PMC’s matching contribution of $8,663 under PMC’s tax-qualified RRSP and (d) $126 in accidental death and disability.
(21)	Includes an option for 62,500 shares granted on January 18, 2006 at an exercise price of $9.29 per share, which vest 1/4 on April 18, 2006 and 1/48 monthly thereafter.
(22)	This amount consists of: (a) $485 in life insurance premiums, (b) $1,214 in a medical allowance, and (c) PMC’s matching contribution of $8,147 under PMC’s tax-qualified RRSP.
(23)	Includes a bonus of $85,333 earned in third and fourth quarters of 2008, which was awarded in the first quarter of 2009.
(24)	This amount consists of: (a) $1,242 in life insurance premiums, (b) PMC’s matching contribution of $5,500 under the tax-qualified 401(k) plan, (c) $1,500 in a medical allowance and (d) $8,700 in automobile allowances.
(25)	Includes a bonus of $87,787 earned in third and fourth quarters of 2007, which was awarded in the first quarter of 2008.
(26)	This amount consists of: (a) $1,242 in life insurance premiums, (b) PMC’s matching contribution of $5,500 under the tax-qualified 401(k) plan, (c) $1,500 in a medical allowance and (d) $8,700 in automobile allowances.
(27)	Mr. Liszt became an executive officer on March 6, 2006 and was awarded a $50,000 signing bonus at that time.
(28)	This amount consists of: (a) $1,027 in life insurance premiums, (b) PMC’s matching contribution of $5,250 under the tax-qualified 401(k) plan, (c) $1,241 in medical allowances and (d) $7,250 in automobile allowances.
(29)	Includes a bonus of $91,486 earned in third and fourth quarters of 2008, which was awarded in the first quarter of 2009.
(30)	This amount consists of: (a) $1,242 in life insurance premiums, (b) PMC’s matching contribution of $5,500 under the tax-qualified 401(k) plan and (c) $1,500 in medical allowances.
(31)	Includes a bonus of $65,918 earned in third and fourth quarters of 2007, which was awarded in the first quarter of 2008.
(32)	This amount consists of: (a) $810 in life insurance premiums, (b) PMC’s matching contribution of $5,500 under the tax-qualified 401(k) plan and (c) $1,500 in medical allowances.

(33)	This amount includes a $50,000 bonus awarded in the fourth quarter of fiscal 2006 for meeting divisional profitability goals.
(34)	This amount consists of: (a) $810 in life insurance premiums, (b) PMC’s matching contribution of $5,250 under the tax-qualified 401(k) plan and (c) $1,500 in medical allowances.

The Company provides the Named Executive Officers with no perquisites or personal benefits during or after the officer’s employment, except as disclosed in this Proxy Statement.

The following tables show for the fiscal year ended December 28, 2008 certain information regarding options and other plan-based awards granted to the Named Executive Officers.

GRANTS OF PLAN-BASED AWARDS

For Fiscal Year Ended December 28, 2008

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards					All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option or Stock Awards ($/share)	Grant Date Fair Value of Stock and Option Awards ($)(1)(2)(3)
		Threshold ($)	Target ($)		Maximum ($)
Gregory S. Lang	—	0	600,000		442,499	(4)
	5/6/2008							1,600,000	8.06	6,816,000
	5/27/2008						200,000		0	1,680,000
Robert L. Bailey	—	0	250,000	(5)	345,000	(5)
	5/6/2008							24,000	8.06	110,400
	5/27/2008						4,762		0	40,001
Michael W. Zellner	—	0	219,000		245,280
	3/4/2008							90,000	4.79	215,100
	5/27/2008						20,000		0	168,000
Colin C. Harris	—	0	189,166		219,432
	3/4/2008							120,000	4.79	286,800
	5/27/2008						26,667		0	224,003
Robert M. Liszt	—	0	159,500		177,601
	3/4/2008							120,000	4.79	286,800
	5/27/2008						26,667		0	224,003
Mark C. Stibitz	—	0	142,500		173,499
	3/4/2008							105,000	4.79	250,950
	5/27/2008						23,333		0	195,997

(1)	The value of option awards is based on the fair value as of the grant date of such award determined pursuant to FAS 123R. The exercise price for all options granted to the Named Executive Officers is 100% of the fair market value of the shares on the grant date. The option exercise price has not been deducted from the amounts indicated above. Regardless of whatever value is placed on a stock option on the grant date, the actual value of the option will depend on the market value of PMC’s common stock at such date in the future when the option is exercised. The proceeds to be paid to the individual following this exercise do not include the option exercise price.
(2)	The value of the stock awards is based on the fair value of the grant date of such awards determined pursuant to FAS 123R. The price of the awards in the form for RSUs to the Named Executive Officers is 100% of the fair market value of the shares on the award date. Regardless of whatever value is placed on an award (Restricted Stock Unit), the actual value of the award will depend on the market value of PMC’s common stock at such date in the future when the award vests.

(3)	As PMC does not grant any performance-based stock options, there are no estimated possible payouts under any equity incentive plan awards for any of PMC’s Named Executive Officers.
(4)	Mr. Lang became PMC’s President and CEO in May 2008 and his maximum STIP bonus was therefore prorated to reflect a partial year of employment.
(5)	Mr. Bailey resigned as PMC’s President and CEO in May 2008 and was only entitled to receive STIP bonuses for the first two quarters of fiscal 2008.

OUTSTANDING EQUITY AWARDS AT FISCAL 2008 YEAR-END

The following table set forth certain information concerning outstanding equity awards held by the Named Executive Officers at the end of the fiscal year ended December 28, 2008:

	Option Awards(1)						Stock Awards(9)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(11)	Market Value of Shares or Units of Stock That Have Not Vested ($)(12)
Gregory S. Lang	0		1,600,000	(2)	8.06	5/6/2018
							200,000	910,000
Robert L. Bailey	780,000		0		15.9844	1/4/2009
	600,000		0		20.13	12/29/2013
	550,000		50,000	(3)	7.87	4/18/2015
	343,750		156,250	(4)	10.97	3/7/2016
	14,000	(5)	10,000	(5)	8.06	5/6/2018
	1,085,000		0		5.95	3/31/2013
							4,762	21,667
Michael W. Zellner	106,250		148,750	(6)	7.07	4/3/2017
	0		90,000	(8)	4.79	3/4/2018
							76,666	348,830
Colin C. Harris	40,000		0		5.95	3/31/2013
	100,000		0		20.13	12/29/2013
	50,000		0		9.00	10/20/2014
	57,291		5,209	(3)	7.87	4/18/2015
	57,291		5,209	(3)	10.14	7/18/2015
	57,291		5,209	(3)	7.83	10/18/2015
	57,291		5,209	(3)	9.29	1/18/2016
	34,375		15,625	(4)	10.97	3/7/2016
	34,375		15,625	(4)	9.07	6/7/2016
	34,375		15,625	(4)	6.37	9/7/2016
	34,375		15,625	(4)	7.54	12/7/2016
	39,375		50,625	(7)	6.35	3/6/2017
	0		120,000	(8)	4.79	3/4/2018
							46,667	212,335
Robert M. Liszt	154,687		70,313	(10)	10.56	3/9/2016
	26,250		33,750	(7)	6.35	3/6/2017
	0		120,000	(8)	4.79	3/4/2018
							40,000	182,000
Mark C. Stibitz	206,584		0		5.95	3/31/2013
	150,000		0		20.13	12/29/2013
	137,500		12,500	(3)	7.87	4/18/2015
	103,125		46,875	(4)	10.97	3/7/2016
	39,375		50,625	(7)	6.35	3/6/2017
	0		105,000	(8)	4.79	3/4/2018
							43,333	197,165

(1)	None of PMC’s Named Executive Officers have any unearned stock option grants.

(2)	Stock Options vest at the rate of 25% of the total number of shares subject to the option at the end of 5/6/2009 and 1/48th of the total number of shares vest monthly thereafter.
(3)	Stock Options vest at the rate of 25% of the total number of shares subject to the option at the end of 4/18/2006 and 1/48th of the total number of shares vest monthly thereafter.
(4)	Stock Options vest at the rate of 25% of the total number of shares subject to the option at the end of 3/7/2007 and 1/48th of the total number of shares vest monthly thereafter.
(5)

Stock Options were granted to Mr. Bailey after his retirement as President and CEO in recognition of his re-election to the Board of Directors after the 2008 annual stockholders meeting, consistent with the annual equity awards to other directors. Stock Options vest 1/12th per month until they are fully vested after one year.

(6)	Stock Options vest at the rate of 25% of the total number of shares subject to the option at the end of 4/3/2008 and 1/48th of the total number of shares vest monthly thereafter.
(7)	Stock Options vest at the rate of 25% of the total number of shares subject to the option at the end of 3/6/2008 and 1/48th of the total number of shares vest monthly thereafter.
(8)	Stock Options vest at the rate of 25% of the total number of shares subject to the option at the end of 3/4/2009 and 1/48th of the total number of shares vest monthly thereafter.
(9)	None of PMC’s Named Executive Officers have any unearned shares, units or other rights under any stock awards.
(10)	Stock Options vest at the rate of 25% of the total number of shares subject to the option at the end of 3/9/2007 and 1/48th of the total number of shares vest monthly thereafter.
(11)	Stock awards in the form of RSUs: fifty percent (50%) of the shares shall vest on the second anniversary of the Award Date; twenty-five percent (25%) of the shares shall vest upon each of the third and fourth anniversaries of the award date. The awards granted to Mr. Bailey were made after his retirement as President and CEO in recognition of his re-election to the Board of Directors after the 2008 annual stockholders meeting, were consistent with the annual equity awards to other directors, and will vest entirely after one year.
(12)	The price of PMC’s Common Stock is the closing price on the NASDAQ Global Select Market as of December 26, 2008 ($4.55).

OPTION EXERCISES AND STOCK VESTED

For Fiscal Year Ended December 28, 2008

There were no options exercised or stock vested by the Named Executive Officers during 2008. We began granting RSUs to our Named Executive Officers in 2007. All of such RSUs vest 50% twenty-four (24) months from the award date and 25% vest each twelve -month period thereafter and so will not begin vesting until the 2009 fiscal year.

CHANGE OF CONTROL AND SEVERANCE AGREEMENTS

In 2008, PMC entered into an executive employment agreement with Gregory S. Lang in connection with his appointment to the positions of President and CEO. Mr. Lang’s employment agreement was filed with the SEC on April 2, 2008 on Form 8-K. The form of change of control agreement pertaining to PMC’s other executive officers, effective as of January 1, 2008, was filed on February 22, 2008 with the SEC as Exhibit 10.5 to PMC’s Annual Report on Form 10-K.

Change of Control Agreements

Amendments to the change of control agreements were made in 2007 and 2008 primarily to comply with Section 409A of the Code (“Section 409A”). Unless otherwise indicated, the terms of the change of control portion of Mr. Lang’s employment agreement and the change of control agreements of the other executive officers are substantively similar.

Apart from payment of the executive officer’s accrued and unpaid base salary and accrued and unused vacation pay which are payable upon termination at any time for any reason whatsoever, an executive officer’s compensation and benefits upon termination without cause or constructive termination 60 days prior to or two years following a change in control are described below, all subject to applicable withholdings:

For Mr. Lang:

1.	Cash payment equal to two times his then current base salary;

2.	Cash payment equal to the total of all bonuses received by Mr. Lang under STIP for the last periods totaling twelve months immediately preceding Mr. Lang’s actual or constructive termination;

3.	Full acceleration in vesting of all options and RSUs that are outstanding and unvested as of the date of Mr. Lang’s separation from service; and

4.	Mr. Lang shall be given twelve months from the date of his separation from service, as defined in Section 409A, to exercise all vested options or the remaining term of such options, whichever is shorter.

Mr. Lang is entitled to receive an accelerated benefit after change in control in the event that he is an employee of the Company or its successor on the first anniversary of a change of control. In this case, Mr. Lang will receive the payments in 1 through 4 above as if he had been terminated without cause on the first anniversary, regardless of whether his employment continues thereafter. If the accelerated benefit is paid, PMC will have fully satisfied its obligation to pay Mr. Lang the severance benefits in 1 through 4 above, regardless of any subsequent termination or constructive termination related to a change in control.

For Other Executive Officers:

1.	Cash payment equal to four percent of the executive officer’s then-current base salary for each full month the executive officer was employed by PMC (or an affiliate) up to a maximum total payment equal to two times the executive officer’s then-current base salary;

2.	Cash payment equal to two percent for every month the executive officer was employed by PMC (or an affiliate) of the total of bonuses received by the executive officer for the last STIP periods totaling twelve months, up to a maximum total payment equal to 100% of the amount of bonuses received by the executive officer under STIP for the last periods totaling twelve months;

3.	Accelerated vesting by twelve months of all equity awards that are unvested as of the date of separation of service, as defined in Section 409A; and

4.	Twelve months from the separation of service to exercise all vested options or the remaining term of the option, whichever is shorter.

In the event that the payment and benefits would be deemed to be parachute payments, then the payments and benefits will be reduced to maximize the executive’s net after tax benefit (after taking into account any excise taxes payable under Section 4999 of the Code.)

Receipt of compensation under the change of control agreements is conditioned, in all cases, upon receipt of a release of claims and covenants not to compete and not to solicit employees for a specified period of time.

Cash payments to the executive officers, including Mr. Lang, are payable in a lump sum within a 60 day period following the date of the executive’s separation from service subject to any delay required under Section 409A.

Actions constituting “cause,” include, for instance, gross dereliction of duties that persist after at least two notices thirty days apart, willful and gross misconduct that injures PMC, willful and material violation of laws applicable to PMC, embezzlement or theft, and failure to achieve and maintain acceptable performance levels.

A “change of control,” may occur upon any of the following events:

(a)	any person or group other than PMC or its subsidiary becoming a beneficial owner of PMC securities representing 50% or more of the combined voting power of PMC’s then outstanding securities;

(b)	a sale or merger of the Company which results in the holders of PMC securities representing all voting power for the election of directors before the transaction holding less than a majority of the total voting power for the election of directors of the acquiring or surviving entity; or

(c)	a change in the Board such that the incumbent directors and nominees of the incumbent directors are no longer a majority of the total number of directors.

A “constructive termination” means executive officer’s resignation following the occurrence of any of the following events without executive’s approval: a material reduction in executive’s base salary or target bonus, other than a reduction that is implemented across-the-board to all employees at executive’s level; a material reduction in authority or responsibilities other than as a result of a transfer to a subsidiary of the Company, or the requirement that the executive officer relocate more than 100 miles, not including a relocation from either PMC’s primary locations in Burnaby, British Columbia or Santa Clara, California to the other primary location.

The following table provides information concerning the estimated payments and benefits that would be provided in the circumstances described above for each of the Named Executive Officers with the exception of Mr. Bailey whose entitlement to change of control benefits expired upon his resignation as President and CEO on May 9, 2008. Payments and benefits are estimated assuming that the triggering event took place on the last business day of fiscal 2008 (December 26, 2008), and the price per share of PMC’s common stock is the closing price on the NASDAQ Global Select Market as of that date ($4.55). There can be no assurance that a triggering event would produce the same or similar results as those estimated below if such event occurs on any other date or at any other price, or if any other assumption used to estimate potential payments and benefits is not correct.

Name(1)	Type of Benefit	Involuntary Termination Other Than For Cause Within 24 Months of Change in Control ($)
Gregory S. Lang	Base Salary Payment	226,800
	Bonus (STIP) Payment	79,650
	Vesting Acceleration(1)	0

	Total Termination Benefits:	306,450

Michael W. Zellner	Base Salary Payment	306,600
	Bonus (STIP) Payment	103,018
	Vesting Acceleration(2)	0

	Total Termination Benefits:	409,618

Colin C. Harris	Base Salary Payment	658,828
	Bonus (STIP) Payment	233,864
	Vesting Acceleration(2)	0

	Total Termination Benefits:	892,692

Robert M. Liszt	Base Salary Payment	394,400
	Bonus (STIP) Payment	120,769
	Vesting Acceleration(2)	0

	Total Termination Benefits:	515,169

Mark C. Stibitz	Base Salary Payment	570,000
	Bonus (STIP) Payment	173,499
	Vesting Acceleration(2)	0

	Total Termination Benefits:	743,499

(1)	Reflects accelerated vesting in full of all equity awards that are unvested as of December 26, 2008, the assumed date of separation from service.
(2)	Reflects accelerated vesting by twelve months of all equity awards that are unvested as of December 26, 2008, the assumed date of separation from service.

POLICIES AND PROCEDURES WITH RESPECT TO RELATED PARTY TRANSACTIONS

PMC’s Audit Committee Charter requires that members of the Audit Committee, all of whom are independent directors, review and approve or ratify all related party transactions for which such approval is required under applicable law, including SEC and NASDAQ rules. Current SEC rules define a related party transaction to include any transaction, arrangement or relationship in which PMC is a participant and in which any of the following persons has or will have a direct or indirect interest:

•	an executive officer, director or director nominee of PMC;

•	any person who is known to be the beneficial owner of more than 5% of PMC’s common stock;

•

any person who is an immediate family member (as defined under Item 404 of Regulation S-K) of an executive officer, director or director nominee or beneficial owner of more than 5% of PMC’s common stock; or

•

any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person, together with any other of the foregoing persons, has a 5% or greater beneficial ownership interest.

On February 1, 2007, the Board approved PMC’s Related Party Transaction Policies and Procedures (the “Policy”), that outlines procedures for approving any material transaction in which PMC and a related party are participants, including any transaction with a related party in which the aggregate amount involved is expected to exceed $120,000.

The Policy provides that the Audit Committee shall review the material facts of the transaction and either approve or ratify, or disapprove, the transaction, subject to certain exceptions described below. In determining whether to approve or ratify a related party transaction, the Audit Committee takes into account, among other factors it deems appropriate, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction. Certain transactions are deemed to be pre-approved by the Audit Committee under the terms of the Policy, including:

•	any arrangement relating to executive officer or director compensation (so long as it will described in PMC’s proxy statement);

•

any transaction with another company at which a related party’s only relationship is as an employee (other than an executive officer), director or beneficial owner of less than 10% of that company’s shares, if the aggregate amount involved does not exceed the greater of $1,000,000, or 2% of that company’s total annual revenues;

•

any charitable contribution by PMC to a charitable organization or university at which a related party’s only relationship is as an employee (other than an executive officer) or a director, if the aggregate amount involved does not exceed the lesser of $1,000,000, or 2% of the charitable organization’s total annual receipts;

•

any transaction where the related person’s interest arises solely from the ownership of the PMC’s common stock and all holders of common stock received the same benefit on a pro rata basis (e.g. dividends);

•	any transaction involving a related party where the rates or charges involved are determined by competitive bids;

•

any transaction with a related party involving the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority; and

•	any transaction with a related party involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar services.

In addition, the Board has delegated to the Chair of the Audit Committee the authority to pre-approve or ratify, as applicable, any transaction with a related party in which the aggregate amount involved is expected to be less than $1,000,000.

All related party transactions shall be disclosed in PMC’s applicable filings with the SEC as required under SEC rules.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal 2008, the following directors were members of PMC’s Compensation Committee: Michael R. Farese and Jonathan J. Judge (Chair). None of the Compensation Committee’s members has at any time been an officer or employee of PMC.

None of PMC’s Named Executive Officers serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving on PMC’s Board or Compensation Committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act requires PMC’s executive officers and directors, and persons who own more than 10% of PMC’s common stock, to file reports regarding ownership of, and transactions in, PMC’s securities with the SEC and to provide PMC with copies of those filings. Based solely on its review of the copies of such forms received by PMC, or written representations from certain reporting persons, PMC believes that during fiscal year 2008, each of the reporting persons complied with all applicable Section 16(a) filing requirements, except for Mr. Lau, the Company’s Vice President of Corporate Strategy and Marketing, who did not timely file a Form 4 for his new-hire RSU award on November 25, 2008, but such Form 4 was subsequently filed. In addition, Mr. Diller, one of the Company’s directors, filed a Form 5 to update and clarify shares owned by Mr. Diller and his affiliated trusts as of the end of the 2007 fiscal year.

AUDIT COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that PMC specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

The Audit Committee hereby reports as follows:

1.	The Audit Committee has reviewed PMC’s audited consolidated financial statements and discussed them with management.

2.	The Audit Committee has discussed with Deloitte & Touche LLP, PMC’s independent auditors during the 2008 fiscal year, the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1.AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

3.	The Audit Committee received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche LLP’s communications with the Audit Committee concerning independence, and has discussed with Deloitte & Touche LLP its independence.

Based on the review and discussions referred to in paragraphs 1-3 above, the Audit Committee recommended to the Board that PMC’s audited consolidated financial statements be included in PMC’s Annual Report on Form 10-K for the fiscal year ended December 28, 2008.

THE AUDIT COMMITTEE

Richard E. Belluzzo
Jonathan J. Judge
William H. Kurtz, Chair

OTHER MATTERS

The Board of Directors knows of no other matter that will be presented for consideration at the 2009 Annual Meeting of Stockholders. If any other matter is properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matter in accordance with their best judgment.

By Order of the Board of Directors,

/s/ Robert L. Bailey
Robert L. Bailey
Chairman of the Board of Directors
March 12, 2009

PMC-SIERRA, INC.

3975 FREEDOM CIRCLE

SANTA CLARA, CA 95054 VOTE BY INTERNET—www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the Meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE—1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the Meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing,c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

PMCSI1 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

PMC-SIERRA, INC. For Withhold For All To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

All All Except

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2 AND RECOMMENDS A VOTE AGAINST ITEM 3. 0 0 0

Vote On Directors

1. To elect directors of the Company to serve for

the ensuing year and until the next annual

meeting or the election of any successors.

Nominees:

01) Robert L. Bailey 05) Jonathan J. Judge

02) Richard E. Belluzzo 06) William H. Kurtz

03) James V. Diller, Sr. 07) Gregory S. Lang

04) Michael R. Farese 08) Frank J. Marshall

Vote On Proposals For Against Abstain

2. To ratify the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the 2009 fiscal year. 0 0 0

3. To consider a stockholder proposal, if properly presented at the meeting, regarding performance-based stock options. 0 0 0

(Note: This Proxy should be marked, dated and signed by the stockholder exactly as his/her name is printed above and returned promptly in the

By executing this proxy, the undersigned stockholder grants the proxies, enclosed envelope. A person signing as an executor, administrator, trustee in their discretion, the ability to vote upon such other business as may or guardian should so indicate and specify his/her title. If a corporation,

properly come before the meeting or any adjournment thereof. The please sign in full corporate name by President or other authorized officer.

undersigned hereby revokes all proxies previously given by the If a partnership, please sign in partnership name by authorized person. If undersigned to vote at the Annual Meeting of Stockholders or any shares are held by joint tenants or a community property, all joint owners adjournment or postponement thereof. should sign.)

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS P

R PMC-SIERRA, INC. O

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 29, 2009 X Y

The undersigned Stockholder of PMC-SIERRA, INC. (the “Company”) acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement, each dated March 16, 2009, and the undersigned revokes all prior proxies and appoints each of Gregory S. Lang and Alinka Flaminia, proxies and attorneys-in-fact, each with full power of substitution, on behalf and in the name of the undersigned to represent the undersigned and to vote all shares of Common Stock of the Company which the undersigned would be entitled to vote at the Annual Meeting of Stockholders to be held at Hilton Santa Clara, 4949 Great America Parkway, Santa Clara, California, on April 29, 2009, at 9:00 a.m. local time, and at any adjournment thereof, and instructs said proxies to vote as directed on the reverse side.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for all of the nominees of director in Item 1 and for Item 2 and against Item 3. Whether or not direction is made, this proxy, when properly executed, will be voted in the discretion of the proxy holders upon such other business as may properly come before the Annual Meeting of Stockholders or any adjournment or postponement thereof. The proxy holders reserve the right to cumulate votes and cast such votes in favor of the election of some or all of the applicable director nominees in their sole discretion.

(Important—To be signed and dated on reverse side)

PMCSI2